UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Angi Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

May 2, 2024
Dear Stockholder:
You are invited to attend the Annual Meeting of Stockholders of Angi Inc., which will be held on Wednesday, June 12, 2024, at 9:30 a.m., Eastern Time. This year’s Annual Meeting will be a virtual meeting, conducted solely online. Hosting a virtual meeting will enable our stockholders to attend online and participate from any location around the world, and support the health and well-being of our management, directors and stockholders. Stockholders will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ANGI2024.
At the Annual Meeting, stockholders will be asked to: (1) elect thirteen directors, (2) approve the Amended and Restated Angi Inc. 2017 Stock and Annual Incentive Plan, (3) approve an amendment to our Amended and Restated Certificate of Incorporation to allow for officer exculpation as permitted by Delaware law, (4) approve a non-binding advisory vote on executive compensation (the “say on pay vote”), (5) vote on the frequency of future say on pay votes and (6) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024. The board of directors of Angi Inc. believes that the proposals being submitted for stockholder approval are in the best interests of Angi and its stockholders and recommends a vote consistent with the recommendation of the Angi board of directors for each proposal.
It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to participate in the Annual Meeting online, please take the time to vote online, by telephone or, if you receive a printed proxy card, by returning a marked, signed and dated proxy card. If you participate in the Annual Meeting online, you may also vote your shares online at that time if you wish, even if you have previously submitted your vote.
Sincerely,
Joseph Levin
Chairman
3601 WALNUT STREET, SUITE 700, DENVER, COLORADO 80205
303.963.7200 www.angi.com

ANGI INC.
3601 Walnut Street, Suite 700
Denver, Colorado 80205
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders:
Angi Inc. (“Angi” or the “Company”) is making this proxy statement available to holders of our Class A common stock and Class B common stock in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting of Stockholders to be held on Wednesday, June 12, 2024, at 9:30 a.m., Eastern Time. This year’s Annual Meeting will be a virtual meeting, conducted solely online. Stockholders will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ANGI2024. At the Annual Meeting, stockholders will be asked to:
1.
elect thirteen members of our board of directors, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Angi board of directors);

2.
approve the Amended and Restated Angi Inc. 2017 Stock and Annual Incentive Plan;

3.
approve an amendment to our Amended and Restated Certificate of Incorporation to allow for officer exculpation as permitted by Delaware law;

4.
hold a non-binding advisory vote on 2023 executive compensation (the “say on pay vote”);

5.
hold a non-binding advisory vote on the frequency of future say on pay votes;

6.
ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2024 fiscal year; and

7.
transact such other business as may properly come before the Annual Meeting and any related adjournments or postponements.

Angi’s board of directors has set April 22, 2024 as the record date for the Annual Meeting. This means that holders of record of our Class A common stock and Class B common stock at the close of business on that date are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.
Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. To participate in the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2024, you will need the sixteen-digit control number included on your Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials.
By order of the Angi board of directors,
Shannon Shaw
Chief Legal Officer & Secretary
May 2, 2024

PROXY STATEMENT

i

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q:
Why did I receive a Notice of Internet Availability of Proxy Materials?

A:
In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to deliver this proxy statement and our 2023 Annual Report on Form 10-K to the majority of our stockholders online in lieu of mailing printed copies of these materials to each of our stockholders (the “Notice Process”). If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive printed copies of our proxy materials unless you request them. Instead, the Notice provides instructions on how to access this proxy statement and our 2023 Annual Report on Form 10-K online, as well as how to obtain printed copies of these materials by mail. We believe that the Notice Process allows us to provide our stockholders with the information they need in a more timely manner than if we had elected to mail printed materials, while reducing the environmental impact of, and lowering the costs associated with, the printing and distribution of our proxy materials.

The Notice is being mailed on or about May 2, 2024 to stockholders of record at the close of business on April 22, 2024 and this proxy statement and our 2023 Annual Report on Form 10-K will be available at www.proxyvote.com beginning on May 2, 2024. If you received a Notice by mail but would rather receive printed copies of our proxy materials, please follow the instructions included in the Notice. You will not receive a Notice if you have previously elected to receive printed copies of our proxy materials.
Q:
Can I vote my shares by filling out and returning the Notice?

A:
No. However, the Notice contains instructions on how to vote your shares: (i) before the date of the Annual Meeting by way of completing and submitting your proxy online, by telephone or by requesting and returning a written proxy card by mail, or (ii) at the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2024.

Q:
How do I participate in the Annual Meeting?

A:
To participate in the Annual Meeting, go to www.virtualshareholdermeeting.com/ANGI2024 at the time and date of the Annual Meeting and enter the sixteen-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials.

Q:
Who is entitled to vote at the Annual Meeting?

A:
Holders of Angi Class A common stock and Angi Class B common stock at the close of business on April 22, 2024, the record date for the Annual Meeting established by the Angi board of directors, are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.

At the close of business on April 22, 2024, there were            shares of Angi Class A common stock and         shares of Angi Class B common stock outstanding. Holders of Angi Class A common stock are entitled to one vote per share and holders of Angi Class B common stock are entitled to ten votes per share.
Q:
What is the difference between a stockholder of record and a stockholder who holds shares of Angi Class A common stock in street name?

A:
If your Angi shares are registered in your name, you are a stockholder of record. If your Angi shares are held in the name of your broker, bank or other holder of record, your shares are held in street name.

You may examine a list of the stockholders of record as of the close of business on April 22, 2024 for any purpose germane to the Annual Meeting during normal business hours during the 10-day period preceding the date of the meeting and during the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2024.

Q:
What shares are included on the enclosed proxy card?

A:
If you are a stockholder of record only, you will receive a proxy card from Broadridge for all shares of Angi Class A common stock that you hold. If you hold your shares of Angi Class A common stock in street name through one or more banks, brokers and/or other holders of record, you will receive proxy materials, together with voting instructions and information regarding the consolidation of your votes, from the third party or parties through which you hold these shares. If you are a stockholder of record and hold additional shares of Angi Class A common stock in street name, you will receive proxy materials from Broadridge and the third party or parties through which you hold these shares.

Q:
What are the quorum requirements for the Annual Meeting?

A:
The presence at the Annual Meeting, in person or by proxy, of holders having a majority of the total votes entitled to be cast by holders of Angi Class A common stock and Angi Class B common stock at the Annual Meeting constitutes a quorum. Stockholders who participate in the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2024 will be deemed to be in-person attendees for purposes of determining whether a quorum has been met. Shares of Angi Class A common stock and Angi Class B common stock represented by proxy will be treated as present at the Annual Meeting for purposes of determining whether there is a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Q:
What matters will Angi stockholders vote on at the Annual Meeting?

A:
Angi stockholders will vote on the following proposals:

•
Proposal 1 — to elect thirteen members of the Angi board of directors, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Angi board of directors);

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Proposal 2 — to approve the Amended and Restated Angi Inc. 2017 Stock and Annual Incentive Plan (the “2017 Stock Plan” and such proposal, the “Stock Plan Proposal”);

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Proposal 3 — to approve an amendment to our Amended and Restated Certificate of Incorporation to allow for officer exculpation as permitted by Delaware law (the “Exculpation Proposal”);

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Proposal 4 — to approve, on a non-binding, advisory basis, 2023 executive compensation (the “Advisory Say on Pay Proposal”);

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Proposal 5 — to vote, on a non-binding, advisory basis, on the frequency of future advisory votes on executive compensation (the “Advisory Say on When Pay Proposal”);

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Proposal 6 — to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2024 fiscal year; and

•
to transact such other business as may properly come before the Annual Meeting and any related adjournments or postponements.

Q:
What are my voting choices when voting for director nominees and what votes are required to elect directors to the Angi board of directors?

A:
You may vote in favor of or withhold votes for each director nominee.

The election of each of our director nominees requires the affirmative vote of a plurality of the total number of votes cast by holders of shares of Angi Class A common stock and Angi Class B common stock voting together as a single class (hereinafter collectively referred to as “Angi capital stock”), with each share of Angi Class A common stock and Angi Class B common stock representing the right to one and ten vote(s), respectively.
The Angi board of directors recommends that Angi stockholders vote FOR the election of each of the director nominees.

Q:
What are my voting choices when voting on the Stock Plan Proposal and what votes are required to approve such proposal?

A:
You may vote in favor of the Stock Plan Proposal, vote against such proposal or abstain from voting on such proposal.

The approval of the Stock Plan Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Angi capital stock present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter, voting together as a single class.
Angi’s board of directors recommends that Angi stockholders vote FOR the Stock Plan Proposal.
Q:
What are my voting choices when voting on the Exculpation Proposal and what votes are required to approve such proposal?

A:
You may vote in favor of the Exculpation Proposal, vote against such proposal or abstain from voting on such proposal.

The approval of the Exculpation Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Angi capital stock, voting together as a single class.
Angi’s board of directors recommends that Angi stockholders vote FOR the Exculpation Proposal.
Q:
What are my voting choices when voting on the Advisory Say on Pay Proposal and what votes are required to approve the proposal?

A:
You may vote in favor of the Advisory Say on Pay Proposal, vote against such proposal or abstain from voting on such proposal.

The approval of the Advisory Say on Pay Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Angi capital stock present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter, voting together as a single class. As an advisory vote, the Advisory Say on Pay Proposal is not binding upon Angi or its board of directors.
Angi’s board of directors recommends that Angi stockholders vote FOR the Advisory Say on Pay Proposal.
Q.
What are my voting choices when voting on the Advisory Say on When Pay Proposal and what votes are required to approve the proposal?

A:
You may vote in favor of holding the say on pay vote every year, every two years or every three years, or abstain from voting on the Advisory Say on When Pay Proposal.

The approval of the Advisory Say on When Pay Proposal requires the affirmative vote of holders of a majority of the voting power of shares of Angi capital stock present at the Annual Meeting in person or represented by proxy, voting together as a single class. However, if no choice receives a majority of votes, then the option that receives the highest number of votes cast by stockholders will be considered by the Angi board of directors as the stockholders’ recommendation as to the frequency of holding future say on pay votes.
As an advisory vote, the votes cast in connection with this proposal are not binding upon Angi or its board of directors. While the Angi board of directors is making a recommendation with respect to this proposal, Angi stockholders are being asked to vote for one of the choices specified above, and not whether they agree or disagree with the Angi board of directors’ recommendation.
Angi’s board of directors recommends that Angi stockholders vote for holding future say on pay votes once EVERY THREE YEARS.
Q:
What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm for 2024 and what votes are required to ratify this appointment?

A:
You may vote in favor of the ratification, vote against the ratification or abstain from voting on the ratification.

The ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm for 2024 requires the affirmative vote of a majority of the voting power of shares of Angi capital stock present at the Annual Meeting in person or represented by proxy, voting together as a single class.
The Angi board of directors recommends that Angi stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm for 2024.
Q:
How does IAC’s ownership of all of the shares of Angi Class B common stock outstanding affect votes cast in connection with the Annual Meeting?

A:
As of April 22, 2024 (the Annual Meeting record date), IAC beneficially owned and had the right to vote all of the shares of Angi Class B common outstanding, which holdings represented approximately     % of the voting power of shares of Angi capital stock entitled to vote at the Annual Meeting. As a result, regardless of the vote of any other Angi stockholder, IAC has control over the vote on each matter submitted for stockholder approval at the Annual Meeting.

Q:
Could other matters be decided at the Annual Meeting?

A:
As of the date of this proxy statement, Angi did not know of any matters to be raised at the Annual Meeting, other than those referred to in this proxy statement.

If other matters are properly presented at the Annual Meeting for consideration, the two Angi officers who have been designated as proxies for the Annual Meeting, Shannon Shaw and Tanya M. Stanich, will each have the discretion to vote on those matters for stockholders who have submitted their proxy.
Q:
What do I need to do now to submit a vote?

A:
The Angi board of directors is soliciting proxies for use at the Annual Meeting. Stockholders may submit proxies to instruct the designated proxies to vote their shares in any of three ways:

•
Submitting a proxy online: Submit your proxy online at www.proxyvote.com. Internet proxy voting is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on Tuesday, June 11, 2024;

•
Submitting a proxy by telephone: Submit your proxy by telephone by using the toll-free telephone number provided on your proxy card (1.800.690.6903). Telephone voting is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on Tuesday, June 11, 2024; or

•
Submitting a proxy by mail: If you choose to submit your proxy by mail, simply mark, date and sign your proxy and return it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

You may also participate in the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2024 and vote your shares online at that time, even if you have previously submitted your vote. To do so, you will need the sixteen-digit control number included on your Notice, your proxy card or the instructions from your broker that accompanied your proxy materials.
For shares of Angi Class A common stock held in street name, holders may submit a proxy online or by telephone before the date of the Annual Meeting if their broker, bank and/or other holder of record makes these methods available. If you submit a proxy online or by telephone, DO NOT request and return a printed proxy card. If you hold your shares through a broker, bank and/or other holder of record, follow the voting instructions you receive from your broker, bank and/or other holder of record.
Q:
If I hold my Angi shares in street name, will my broker, bank or other holder of record vote my shares for me?

A:
If you hold your shares of Angi Class A common stock in street name, you must provide your broker, bank and/or other holder of record with instructions in order to vote these shares. If you do not provide voting instructions, whether your shares can be voted depends on the type of item being considered for a vote.

Non-Discretionary Items. The election of directors, the Stock Plan Proposal, the Exculpation Proposal, the Advisory Say on Pay Proposal and the Advisory Say on When Pay Proposal are non-discretionary items and may NOT be voted on by your broker, bank and/or other holder of record absent specific voting instructions from you. If you do not provide your bank, broker and/or other holder of record with voting instructions, your shares of Angi Class A common stock will be represented by broker non-votes in the case of these proposals.
Discretionary Items. The ratification of Ernst & Young LLP as Angi’s independent registered public accounting firm for 2024 is a discretionary item. Generally, brokers, banks and/or other holders of record that do not receive voting instructions from you may vote on this proposal in their discretion, and these votes will be counted for purposes of determining a quorum.
Q:
What effect do abstentions and broker non-votes have on quorum requirements and the voting results for each proposal to be voted on at the Annual Meeting?

A:
Abstentions and shares represented by broker non-votes are counted as present for purposes of determining a quorum. Abstentions are treated as shares present and entitled to vote and, as a result, have the same effect as a vote against all of the proposals other than the election of directors. Shares represented by broker non-votes will have no effect on the outcome of any of the proposals to be voted on by stockholders at the Annual Meeting, other than the Exculpation Proposal, for which broker non-votes will have the same effect as a vote against such proposal.

Q:
Can I change my vote or revoke my proxy?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the polls close at the Annual Meeting by:

•
submitting a later-dated proxy relating to the same shares online, by telephone or by mail before the date of the Annual Meeting;

•
delivering a written notice, bearing a date later than your proxy, stating that you revoke the proxy; or

•
participating in the Annual Meeting and voting online at that time at www.virtualshareholdermeeting.com/ANGI2024 (although virtual attendance at the Annual Meeting will not, by itself, change your vote or revoke a proxy).

To change your vote or revoke your proxy before the date of the Annual Meeting, follow the instructions provided on your Notice, proxy card or proxy materials to do so online or by telephone, or send a written notice or a new proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.
If you hold your shares of Angi Class A common stock through a broker, bank and/or other holder of record, follow the instructions that you receive from your broker, bank and/or other holder of record if you wish to change your vote or revoke your proxy.
Q:
What if I do not specify a choice for a matter when submitting a proxy?

A:
If you do not give specific instructions, proxies that are properly submitted will be voted FOR the election of all director nominees, FOR the Stock Plan Proposal, FOR the Exculpation Proposal, FOR the Advisory Say on Pay Proposal, for holding future say on pay votes once EVERY THREE YEARS and FOR the ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm for the 2024 fiscal year.

Q:
How are proxies solicited and who bears the related costs?

A:
Angi bears all expenses incurred in connection with the solicitation of proxies. In addition to solicitations by mail, directors, officers and employees of Angi may solicit proxies from stockholders by various means, including by telephone, e-mail, letter or in person.

Following the initial mailing of the Notice and proxy materials, Angi will request brokers, banks and other holders of record to forward copies of these materials to persons for whom they hold shares of Angi Class A common stock and to request authority for the exercise of proxies. In such cases, Angi, upon the request of these holders of record, will reimburse these parties for their reasonable expenses.
Q:
What should I do if I have questions regarding the Annual Meeting?

A:
If you have any questions about the Annual Meeting, the various proposals to be voted on at the Annual Meeting and/or how to participate in the Annual Meeting online at www.virtualsharesholdermeeting.com/ANGI2024 and vote at that time and/or would like copies of any of the documents referred to in this proxy statement, contact Angi Investor Relations at 1.212.314.7400 or ir@angi.com.

PROPOSAL 1 — ELECTION OF DIRECTORS
Proposal and Required Vote
At the upcoming Annual Meeting, a board of thirteen directors will be elected, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Angi board of directors). As described under the caption Information Concerning Director Nominations below, pursuant to an investor rights agreement between Angi and IAC, seven directors were nominated by IAC and the remaining six directors were nominated by the Angi board of directors. IAC has nominated Angela R. Hicks Bowman, Christopher Halpin, Kendall Handler, Joseph Levin, Glenn H. Schiffman, Mark Stein and Suzy Welch. The Angi board of directors has nominated Thomas R. Evans, Alesia J. Haas, Sandra Buchanan Hurse, Jeffrey W. Kip, Jeremy Philips and Thomas Pickett. All nominees, other than Messrs. Kip and Pickett, were previously elected to the Angi board of directors by Angi stockholders at the 2023 annual meeting of stockholders. Mr. Kip was appointed as a director in connection with his appointment as Chief Executive Officer of Angi on April 5, 2024 and Mr. Pickett, who was identified by Angi management, was appointed as a director in August 2023. Although Angi management does not anticipate that any of the director nominees will be unable or unwilling to stand for re-election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Angi board of directors.
The election of each Angi director nominee requires the affirmative vote of a plurality of the total number of votes cast by holders of shares of Angi capital stock, voting together as a single class.
The Angi board of directors recommends that Angi shareholders vote FOR the election of all director nominees.
Information Concerning Director Nominees
Background information about each director nominee is set forth below, including information regarding the specific experiences, characteristics, attributes and skills considered in connection with the nomination of each director nominee, all of which IAC and Angi’s board of directors believe provide Angi with the perspective and judgment needed to guide, monitor and execute its strategies.
Angela R. Hicks Bowman, age 51, who also goes by Angie Hicks, has been a director of Angi and served as our Chief Customer Officer since September 2017. Prior to serving in these roles, Ms. Hicks Bowman co-founded Angie’s List in 1995 and served as its Chief Marketing Officer from May 2000 to September 2017 and as a member of its board of directors from March 2013 to September 2017. Ms. Hicks Bowman earned a Bachelor of Arts in Economics from DePauw University, from which she received a Distinguished Alumni Award for Management and Entrepreneurship and the Robert C. McDermond Medal for Excellence in Entrepreneurship, and a Master of Business Administration degree from Harvard Business School. Ms. Hicks Bowman has received multiple awards for her entrepreneurial achievements, as well as her leadership in both the community and the technology field, including (among others) being awarded both the TechPoint Trailblazer Award and Harvard Business School’s Alumni Achievement Award in 2017. Ms. Hicks Bowman was nominated by IAC pursuant to the investor rights agreement. Ms. Bowman serves as Chief Customer Officer of Angi and has unique knowledge and experience regarding Angi and Angie’s List, as well as leadership and operational experience. Ms. Bowman gained this knowledge, skills and experience through her roles a Chief Customer Officer of Angi, as co-founder of Angie’s List and through her former role as Chief Marketing Officer of Angie’s List.
Thomas R. Evans, age 69, has been a director of Angi since September 2017. Mr. Evans served as President and Chief Executive Officer of Bankrate, Inc. (a digital publisher of consumer financial content and rate information (“Bankrate”)) from June 2004 to December 2013, during which time he also served as a member of the board of directors of Bankrate. Following his retirement from Bankrate, Mr. Evans served as an advisor to the board of directors of Bankrate through December 2015. Prior to his tenure at Bankrate, Mr. Evans served as Chairman and Chief Executive Officer of Official Payments Corp. (a company specializing in the online processing of consumer credit card payments for government taxes, fees and fines) from August 1999 to September 2003 and as President and Chief Executive Officer of GeoCities Inc. (a community of personal websites) from March 1998 to June 1999. Prior to his digital experience, Mr. Evans was a 20-year veteran of the print magazine business, having served as President and Publisher of U.S. News & World Report, President of The Atlantic Monthly and President and Publisher of Fast Company, which he launched in 1995. Mr. Evans has served as a member of the board of directors of Shutterstock, Inc. (a provider of stock photography, stock footage, stock music and editing tools) since March 2012. When concluding that Mr. Evans should serve as a director, the Angi board of directors considered his experience as a public company chief executive officer, as well as his extensive digital experience in a variety of industries, high level of financial literacy and insight into the media industry.
Alesia J. Haas, 47, has been a director of Angi since September 2017. Ms. Haas has served as Chief Financial Officer of Coinbase Global Inc. (a publicly traded cryptocurrency platform (“Coinbase”)) since April 2018. Prior to joining Coinbase, Ms. Haas served as Chief Financial Officer of Sculptor Capital Management, Inc. (formerly Och Ziff Capital Management LLC, a publicly traded, global institutional alternative asset manager (“Sculptor”)) from December 2016 to April 2018. Prior to joining Sculptor, Ms. Haas served as Chief Financial Officer of OneWest Bank, N.A. (a California based commercial bank (“OneWest Bank”)) from January 2013 until its acquisition by CIT Group Inc. in December 2015. Prior to her tenure as Chief Financial Officer of OneWest Bank, Ms. Haas served as Interim Chief Financial Officer of OneWest Bank from September 2012 to January 2013 and as Head of Strategy for OneWest Bank from March 2009 to August 2015. Ms. Haas has also served as a member of the board of directors of Vimeo, Inc. (“Vimeo”), since May 2021. When concluding that Ms. Haas should serve as a director, the Angi board of directors considered her experience as a public company chief financial officer, including her attendant risk oversight duties, and high level of financial literacy.
Christopher Halpin, age 47, has been a director of Angi since June 2022. He has served as Executive Vice President, Chief Financial Officer and Chief Operating Officer of IAC since February 2023 and prior to that time, served as Executive Vice President and Chief Financial Officer of IAC since January 2022. Prior to joining IAC, Mr. Halpin spent nearly a decade in leadership roles at the National Football League (the “NFL” or the “League”), most recently as NFL Executive Vice President and Chief Strategy & Growth Officer from December 2018 to January 2022, in which capacity he oversaw all strategic growth and development opportunities, including the League’s digital and sports betting strategies, data and analytics, and its expansion internationally. From March 2017 to December 2018, Mr. Halpin served as the League’s Chief Strategy Officer. Prior to (and from March 2017 to March 2018, contemporaneously with) this role, Mr. Halpin led the League’s Consumer Products Business from August 2014 to March 2018, including its activities in ecommerce and gaming, and before that time, he led strategy and business development for the League’s media business from June 2013 to August 2014. Before joining the NFL, Mr. Halpin was a Partner and Managing Director at Providence Equity Partners for thirteen years, during which time he led transactions across the firm’s media, entertainment and technology investments. Mr. Halpin began his career in the Merchant Banking Department of Goldman Sachs & Co. LLC. Mr. Halpin was nominated by IAC pursuant to the investor rights agreement. Mr. Halpin has extensive experience with consumer digital engagement and data and analytics across a range of technologies, platforms and businesses, as well as a high level of financial literacy and expertise regarding strategic transactions and investments.
Kendall Handler, age 39, has been a director of Angi since December 2020. She has served as Executive Vice President and Chief Legal Officer of IAC since January 2022, and prior to that time, served as Senior Vice President and General Counsel of IAC from January 2021 to January 2022. Prior to assuming these roles, Ms. Handler spent over three years overseeing all legal aspects of IAC’s mergers and acquisitions activity, first in her capacity as M&A Counsel of IAC and then as Vice President, M&A Counsel of IAC. Before joining IAC in 2017, Ms. Handler served for over six years as an associate at Wachtell, Lipton, Rosen & Katz, a New York City law firm, where she advised clients on mergers and acquisitions, corporate governance and other general corporate matters. Ms. Handler previously served as a member of the board of directors of Vimeo from May 2021 to June 2023. Ms. Handler was nominated by IAC pursuant to the investor rights agreement. Ms. Handler has expertise in mergers and acquisitions, strategic initiatives and corporate governance.
Sandra Buchanan Hurse, age 59, has been a director of Angi since November 2021. She has served as Managing Director, Chief Human Resources Officer of GCM Grosvenor (a leading global alternative asset firm) since May 2018. In this role, Ms. Hurse is responsible for overseeing GCM Grosvenor’s global human resources function, together with its office and real estate services. In addition to her role as Managing

Director, Chief Human Resources Officer, Ms. Hurse serves as a member of GCM Grosvenor’s Office of the Chairman, as well as a member of the firm’s Environmental, Social and Governance and Diversity, Equity and Inclusion committees. Prior to her tenure at GCM Grosvenor, Ms. Hurse held various positions at Bank of America from 2013 to 2018, most recently serving as the Global Head of Human Resources for Corporate and Investment Banking. Prior to her tenure at Bank of America, Ms. Hurse held leadership roles in Talent Management and Talent Acquisition at Goldman Sachs & Co. LLC from 2006 to 2013 and JP Morgan Chase & Co. from 1998 to 2006. In her not-for-profit affiliations, Ms. Hurse serves as a member of the board of directors and the Human Resources Committee of The Harlem School of Arts, a member of the Council for Urban Professionals and as co-chair of its Nominating Committee and a member of the board of directors and Finance Committee of The Thurgood Marshall College Fund. Ms. Hurse received a Bachelor of Business Administration in Finance and Sociology from Bernard M. Baruch College and a Master of Business Administration in Marketing from the University of Michigan. When concluding that Ms. Hurse should serve as a director, the Angi board of directors considered her expertise in human resources, talent management and people operations, including her extensive expertise with people strategy gained through her leadership of various global human resources functions.
Jeffrey W. Kip, age 56, has served as a director and Chief Executive Officer of Angi Inc. since April 2024 and has served as Chief Executive Officer of Angi International (formerly HomeAdvisor International) since April 2016. Prior to his appointment as Chief Executive Officer of Angi, Mr. Kip served as President of Angi Inc. from November 2023 to April 2024. Prior to his service as Chief Executive Officer of Angi International, Mr. Kip served as Chief Financial Officer of IAC from March 2012 to April 2016. Before joining IAC, Mr. Kip served as Executive Vice President, Chief Financial Officer of Panera Bread Company (a national bakery-cafe concept in the United States and Canada (“Panera”)) from May 2006 to March 2012. From November 2003 until May 2006, Mr. Kip served as Panera’s Vice President, Finance and Planning, and as Vice President, Corporate Development from May 2003 until November 2003. From November 2002 until April 2003, Mr. Kip served as an Associate Director and Director at UBS (an investment banking firm), and from August 1999 until November 2002, as an Associate at Goldman Sachs & Co. LLC (an investment banking firm). Since May 2022, Mr. Kip has served on the board of directors of Berkshire Hills Bancorp, Inc. (a bank holding company) and its subsidiary, Berkshire Bank (the largest regional bank headquartered in Massachusetts and the operator of 130 branches in New England, New York and the Mid-Atlantic). When concluding that Mr. Kip should serve as a director, the Angi board of directors considered his unique knowledge and experience regarding Angi and its businesses, which he has gained through his roles as President of Angi and Chief Executive Officer of Angi International, as well as through his role as Chief Financial Officer of IAC prior to his tenure at Angi. The Angi board of directors also considered his high level of financial literacy and expertise regarding strategic transaction and investments.
Joseph Levin, age 44, has served as a director and Chairman of the Angi board of directors since September 2017 and previously served as Chief Executive Officer of Angi from October 2022 through April 2024. Mr. Levin has served as Chief Executive Officer and a director of IAC since June 2015. Prior to his appointment as Chief Executive Officer of IAC, Mr. Levin served as Chief Executive Officer of IAC Search & Applications, overseeing the desktop software, mobile applications and media properties that comprised IAC’s former Search & Applications segment, from January 2012. From November 2009 to January 2012, Mr. Levin served as Chief Executive Officer of Mindspark Interactive Network, an IAC subsidiary, and he previously served in various capacities at IAC in strategic planning, M&A and finance since joining IAC in 2003. Mr. Levin has also served as a member of the board of directors of MGM Resorts International since August 2020 and previously served as a director and Chairman of the board of directors of Vimeo (from May 2021 through March 2023), as a director of Match Group, Inc. ((“Match Group”) from October 2015 through September 2022) and as a member of the board of directors of Groupon, Inc. (from March 2017 to July 2019). In addition to his for-profit affiliations, Mr. Levin serves on the Undergraduate Executive Board of Wharton School. Mr. Levin was nominated by IAC pursuant to the investor rights agreement. Mr. Levin has unique knowledge and experience regarding Angi and its businesses that he has gained through his roles as Chairman and Chief Executive Officer of Angi, as well as through his various roles with IAC since 2003, most recently in his role as Chief Executive Officer of IAC. Mr. Levin has a high level of financial literacy and expertise regarding M&A, investments and other strategic transactions.

Jeremy Philips, age 51, has been a director of Angi since November 2021. He has been a general partner of Spark Capital (a venture capital firm responsible for early-stage funding of technology startups) since May 2014. From January 2012 until May 2014, Mr. Philips invested in various private technology companies. From June 2010 to January 2012, Mr. Philips served as the Chief Executive Officer of Photon Group Limited (a holding company listed on the Australian Securities Exchange). From 2004 to 2010, Mr. Philips held various positions of increasing responsibility with News Corporation, most recently as Executive Vice President in the Office of the Chairman. Prior to his tenure at News Corporation, among other roles, Mr. Philips co-founded and served as Vice Chairman of ecorp (a publicly traded Internet holding company). Mr. Philips has served as a member of the board of directors of TripAdvisor, Inc. (a publicly traded online travel research company) since December 2011 and previously served as a member of the board of directors of Affirm Holdings, Inc. (a publicly traded financial technology company) from 2015 through December 2021. Mr. Philips also serves as a member of the board of directors of several private Internet companies. Mr. Philips is an adjunct professor at Columbia Business School and holds a Bachelor of Arts and a Bachelor of Laws from the University of New South Wales and a Master of Public Administration from the Harvard Kennedy School of Government. When concluding that Mr. Philips should serve as a director, the Angi board of directors considered his technology and marketplace expertise, as well as his strategic and operational experience acquired through his roles as a public company chief executive officer and other executive-level positions, high level of financial literacy and expertise regarding strategic investments and transactions.
Tom Pickett, age 55, has been a director of Angi since August 2023. He has served as Chief Revenue Officer of DoorDash, Inc. (a publicly traded leading local commerce platform (“DoorDash”)) since March 2020. Prior to joining DoorDash, Mr. Pickett served as Chief Executive Officer of Ellation (a global direct-to-consumer digital media company) from October 2014 to March 2020. From April 2004 to August 2014, Mr. Pickett served in various senior roles at Google, including roles involving general business operations, as Director of AdSense operations and as a member of the senior executive team of YouTube, most recently serving as Vice President of Content and Operations. Earlier in his career, Mr. Pickett served as an F/A-18 pilot in the U.S. Navy and was a “Top Gun” graduate. He holds a Bachelor of Science degree in Electrical Engineering, with honors, from Rensselaer Polytechnic Institute, and a Master of Business Administration from Harvard Business School. When concluding that Mr. Philips should serve as a director, the Angi board of directors considered his s experience as Chief Revenue Officer of DoorDash, as well as his digital media, advertising and operational experience gleaned through his various other roles.
Glenn H. Schiffman, age 54, has served as a director of Angi since June 2017. He has served as Executive Vice President and Chief Financial Officer of Fanatics, Inc. (a global digital sports platform (“Fanatics”)) since August 2021. As Chief Financial Officer of Fanatics, Mr. Schiffman is responsible for a broad set of financial and corporate functions across the entire Fanatics global enterprise, including corporate finance, M&A, treasury, financial planning and analysis, investor relations, accounting, information security, human resources, legal and corporate administration. Prior to his tenure at Fanatics, Mr. Schiffman served as Executive Vice President and Chief Financial Officer of IAC from April 2016 to August 2021 and as Chief Financial Officer of Angi from September 2017 until August 2019 and from February 2021 until July 2021. Prior to his tenure at IAC, Mr. Schiffman served as Senior Managing Director at Guggenheim Securities, the investment banking and capital markets business of Guggenheim Partners, from March 2013. Prior to his tenure at Guggenheim Securities, Mr. Schiffman was a partner at The Raine Group (a merchant bank focused on advising and investing in the technology, media and telecommunications industries) from September 2011 to March 2013. Prior to joining The Raine Group, Mr. Schiffman served as Co-Head of the Global Media group at Lehman Brothers from 2005 to 2007 and Head of Investment Banking Asia-Pacific at Lehman Brothers (and subsequently Nomura) from April 2007 to January 2010, as well as Head of Investment Banking, Americas from January 2010 to April 2011 for Nomura. Mr. Schiffman’s roles at Nomura followed Nomura’s acquisition of Lehman’s Asia business in 2008. Mr. Schiffman has also served as a member of the board of directors of Match Group and Vimeo since September 2016 and May 2021, respectively, and has served as Chairman of the board of directors of Vimeo, Inc. since March 2023. He is a member of the National Committee on United States-China Relations and a member of the Duke Children’s National Leadership Council. In Mr. Schiffman’s philanthropic efforts he focuses on endowing organizations and funding initiatives with permanent capital to make lasting change. He founded and is Chairman of the Valerie Fund Endowment, which supports children with cancer and blood disorders, created an Endowment at the Duke Medical Center to research and hopefully someday cure pediatric cancer, created an Endowment at Washington and Lee University to support Women’s Athletics and created an Endowment at Duke University to fund scholarships for athletes from underrepresented communities. Mr. Schiffman has a degree in economics and history from Duke University. He was named Institutional Investor’s CFO of the Year for the Midcap Internet Sector in 2018 and 2021. Mr. Schiffman was nominated by IAC pursuant to the investor rights agreement. Mr. Schiffman previously served as Chief Financial Officer of Angi and has also gained unique knowledge and experience regarding Angi and its businesses through his former role as Executive Vice President and Chief Financial Officer of IAC. In addition, as a result of his public and private chief financial officer roles, Mr. Schiffman has risk management experience, as well as a high level of financial literacy and expertise regarding M&A, investments and other strategic transactions. Mr. Schiffman also has investment banking experience, which gives him particular insight into trends in capital markets and the technology and media industries.
Mark Stein, age 56, has served as a director of Angi since September 2017. Mr. Stein has served as Senior Advisor to IAC since March 2023. Prior to serving as Senior Advisor, Mr. Stein served as Executive Vice President and Chief Strategy Officer of IAC since January 2016. Prior to that time, Mr. Stein served as Senior Vice President and Chief Strategy Officer of IAC from September 2015. Mr. Stein previously served as both Senior Vice President of Corporate Development at IAC from January 2008 and Chief Strategy Officer of IAC Search & Applications, the desktop software, mobile applications and media properties that comprised IAC’s former Search & Applications segment, from November 2012. Prior to his service in these roles, Mr. Stein served in several other capacities for IAC and its businesses, including as Chief Strategy Officer of Mindspark Interactive Network from 2009 to 2012, and prior to that time as Executive Vice President of Corporate and Business Development of IAC Search & Media. Mr. Stein served on the board of directors of Match Group from October 2015 through June 2020. Mr. Stein was nominated by IAC pursuant to the investor rights agreement. Mr. Stein has unique knowledge and experience regarding Angi and its businesses that he has gained through his various roles with IAC, as well as high levels of financial literacy and legal expertise, experience in operating a variety of online consumer service businesses and expertise regarding investments, partnerships and other strategic transactions.
Suzy Welch, age 64, has served as a director of Angi since September 2017. Ms. Welch is a Professor of Management Practice at NYU Stern, business journalist, public speaker and author of the New York Times bestseller 10-10-10: A Life Transforming Idea. Ms. Welch is also a co-author of the international best-sellers, The Real Life MBA and Winning. In addition to her writing and public speaking, Ms. Welch has served as a television commentator for numerous networks since 2002, and often can be seen on NBC and CNBC, where she serves as a commentator. She has also been a contributing editor for LinkedIn, anchoring major editorial projects. From 2010 to 2020, Ms. Welch also served as a curriculum advisor for The Jack Welch Management Institute, which she co-founded. Ms. Welch began her career working as a reporter for The Miami Herald from September 1981 through June 1985, after which she attended Harvard Business School, where she graduated as a Baker Scholar in 1988. She then worked as a management consultant at Bain & Co. before joining the Harvard Business Review as a senior editor in January 1995. She was named editor-in-chief in 2001, serving in that position until April 2002. Ms. Welch also serves on several private company and non-profit boards. Ms. Welch was nominated by IAC pursuant to the investor rights agreement. Ms. Welch has broad general business experience that she has gained through her Professorship at NYU Stern School of Business, her various affiliations with Harvard University and The Jack Welch Management Institute. She also has expertise in business leadership, strategy and organizational behavior, topics about which she has written and spoken extensively.
Corporate Governance
Controlled Company Status. Angi is subject to the Marketplace Rules (the “Marketplace Rules”) of The Nasdaq Stock Market, LLC (“Nasdaq”), which exempt “Controlled Companies” from certain Nasdaq corporate governance requirements. A “Controlled Company” is a company of which more than 50% of the voting power is held by an individual, group or another company. IAC controls more than 50% of the voting power of Angi capital stock and has filed a Statement of Beneficial Ownership on Schedule 13D (and related amendments) regarding its Angi holdings with the SEC. On this basis, Angi is relying on the exemption for Controlled Companies from certain Nasdaq requirements, specifically, those that would otherwise require:
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that a majority of the Angi board of directors consists of “independent” directors, as such term is defined in the Marketplace Rules; and

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Angi to have a nominating/governance committee composed entirely of “independent” directors with a written charter addressing the committee’s purpose and responsibilities.

Pursuant to an investor rights agreement between Angi and IAC, we are obligated to avail ourselves of the exemption for Controlled Companies from certain Nasdaq requirements for so long as IAC controls more than 50% of Angi capital stock (and except as may be otherwise consented to by IAC).
Leadership Structure. Our business and affairs are overseen by the Angi board of directors, which currently has thirteen members. The Angi board of directors has an Audit Committee and a Compensation and Human Capital Committee. The Audit and Compensation and Human Capital Committees are both comprised solely of independent directors. For more information regarding director independence and our Board committees, see the discussion under Director Independence on page 14 and The Board and Board Committees beginning on page 15. All of our directors play an active role in board matters, are encouraged to communicate among themselves and directly with our Chairman and our Chief Executive Officer and have full access to Angi management at all times.
Our independent directors meet in scheduled executive sessions without management present at least twice a year and may schedule additional meetings as they deem appropriate. Angi does not have a lead independent director or any other formally appointed leader for these sessions. The independent membership of Angi’s Audit and Compensation and Human Capital Committees ensures that directors with no ties to Angi management are charged with oversight for all financial reporting and compensation related decisions made by Angi management. At each regularly scheduled board meeting, the Chairperson of each of these committees will provide the full board of directors with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled board meeting.
Mr. Kip serves as our Chief Executive Officer and Mr. Levin serves as our Chairman. We believe that this leadership structure provides us with the benefit of a full-time Chief Executive Officer dedicated to focusing on the day-to-day management and continued growth of Angi and its various businesses, coupled with the oversight of our strategic goals and vision by a Chairman who has a wealth of unique knowledge and experience regarding Angi and its businesses, as well as public company expertise. At this time, we believe that this leadership structure is the most appropriate one for Angi and its stockholders.
Risk Oversight. Angi management is responsible for assessing and managing Angi’s exposure to various risks on a day-to-day basis, which responsibilities include the creation of appropriate risk management programs and policies. Angi management has developed and implemented guidelines and policies to identify, assess and manage significant risks facing Angi.
In developing this framework, Angi recognizes that leadership and success are impossible without taking risks; however, the imprudent acceptance of risks or the failure to appropriately identify and mitigate risks could adversely impact Angi stockholder value. The Angi board of directors is responsible for overseeing Angi management in the execution of its responsibilities and for assessing Angi’s approach to risk management. The Angi board of directors exercises these responsibilities periodically as part of its meetings and through discussions with Angi management, as well as through the Audit Committee (which examines various components of financial and cybersecurity risks, among other risks) and the Compensation and Human Capital Committee (which examines compensation-related and workplace conduct risks, among other risks) as part of their responsibilities.
Information security and cybersecurity are key components of risk management at Angi. We assess, identify and manage cybersecurity risks as part of a comprehensive information security program that is intended to be aligned with standard industry frameworks, such as International Organization for Standardization (IOS) 27000 and the National Institute of Standards and Technology (NIST) Cyber Security Framework. The Angi board of directors is responsible for overseeing Angi management’s execution of its cybersecurity responsibilities, including our approach to cybersecurity risk management. The Angi board of directors executes this oversight in coordination with our Audit Committee, which pursuant to its charter, assists the Board with risk assessment and risk management policies as they relate to cybersecurity risk exposure (among other risk exposures), as well as part of its regularly scheduled meetings and through discussions with Angi management on an as needed basis.

Certain compensation-related matters are also key components of risk management at Angi, with Angi periodically conducting risk assessments of its compensation policies and practices for its employees, including those related to its executive compensation programs. The goal of these assessments is to determine whether the general structure of Angi’s compensation policies and programs and the administration of these programs pose any material risks to Angi. Any material findings as a result of these assessments are discussed with the Compensation and Human Capital Committee and, where appropriate, the Angi board of directors. Based upon these assessments, Angi believes that its compensation policies and programs do not encourage excessive or unnecessary risk taking and are not reasonably likely to have a material adverse effect on Angi.
In addition, an overall review of risks is inherent in the consideration by the Angi board of directors of Angi’s long-term strategies and in the transactions and other matters presented to the board, including significant capital expenditures, acquisitions and divestitures and financial matters. The role of the Angi board of directors in risk oversight of Angi is consistent with its leadership structure, with Angi’s Chairman, Chief Executive Officer and other members of Angi senior management having responsibility for assessing and managing Angi’s risk exposure, and the Angi board of directors and its committees providing oversight in connection with these efforts.
Hedging Policies and Practices. Angi’s securities trading policy provides that no director, officer or employee of Angi and its businesses may engage in transactions in publicly traded options, such as puts, calls and other derivative securities, relating to securities of Angi, or engage in short sales with respect to securities of Angi and/or its publicly traded affiliates. This prohibition extends to any and all forms of hedging and monetization transactions, such as zero-cost collars and forward sale contracts (among other transactions).
Clawback Policy. In 2023, Angi adopted a clawback policy in accordance with the final Nasdaq rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act Wall Street Reform and Consumer Protection Act. This policy provides for the mandatory recovery of erroneously awarded “incentive-based compensation” from current and former “executive officers” (as such terms are defined in the final rules) of Angi in the event of accounting restatements as specified in the final rules. The recovery of such compensation applies regardless of whether a given executive officer engaged in misconduct or otherwise caused or contributed to the relevant accounting restatement.
Stock Ownership Policy. Angi has a stock ownership policy to further align the interests of its named executive officers (“NEOs”) with those of its stockholders. The policy requires each of the Chief Executive Officer, Chief Financial Officer and other NEOs to hold a minimum number of shares of Angi Class A common stock by the fifth anniversary of their date of hire into an eligible position as follows: 1,000,000 shares for the Chief Executive Officer, 125,000 shares for the Chief Financial Officer and 75,000 shares for each other NEO. Angi NEOs generally must retain 25% of the net shares acquired upon the vesting or exercise of Angi equity awards (gross shares of Angi Class A common stock acquired upon vesting or exercise less shares of Angi Class A common stock sold or withheld to cover the exercise price (if applicable) and taxes due in connection with such vesting or exercise) until the applicable stock ownership guideline level is achieved. As of the date of the filing of this proxy statement, each of Messrs. Russakoff, Fleischman and Shanmugasundaram had achieved his stock ownership target, holding 189,341, 326,989 and 166,034 shares of Angi Class A common stock, respectively.
Mr. Kip was appointed Chief Executive Officer of Angi on April 5, 2024 and must achieve his stock ownership guideline level by April 5, 2029. As of the date of this proxy statement, he holds 383,257 shares of Angi Class A common stock.
Mr. Levin served as Chief Executive Officer of Angi from October 10, 2022 through April 5, 2024 and has also served as Chief Executive Officer of IAC since June 2015. During his tenure as in this role in 2023, Mr. Levin complied with IAC’s fulsome stock ownership policy. Angi believes that as a result, he effectively bore the risk of holding shares of Angi Class A common stock through his sizable IAC common stock holdings given the impact that Angi’s results and the price per share of Angi Class A common stock had on the price per share of IAC common stock during 2023. For additional information regarding Mr. Levin’s compliance with IAC’s stock ownership policy, see the disclosure under the caption Compensation

Discussion and Analysis — Stock Ownership Policy in IAC’s definitive proxy statement filed with the SEC in connection with its 2024 annual meeting of stockholders (the “IAC 2024 Proxy Statement”).
Director Independence. Under the Marketplace Rules, the Angi board of directors has a responsibility to make an affirmative determination that those members of the Angi board of directors who serve as independent directors do not have any relationships with Angi or its businesses that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. When making independence determinations, the Angi board of directors reviews information regarding transactions, relationships and arrangements relevant to independence, including those required by the Marketplace Rules. Specifically, the Angi board of directors considers that in some cases in the ordinary course of business, Angi and its businesses and affiliates (including IAC and its other subsidiaries) may sell products and services to, and/or purchase products and services from, companies at which directors (or certain of their family members) are employed or serve as directors, or over which directors (or certain of their family members) may otherwise exert control and, if so, whether any payments were made to (or received from) such entities by Angi and its businesses and affiliates (including IAC and its other subsidiaries). Information relevant to independence determinations is obtained from director responses to questionnaires circulated by Angi management, as well as from Angi records and publicly available information. Once an independence determination is made, Angi management monitors those transactions, relationships and arrangements that were relevant to such determination, as well as periodically solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on prior independence determinations.
The Angi board of directors has determined that each of Messrs. Evans, Philips and Pickett and Mses. Haas, Hurse and Welch, are independent. In all cases, no relationships of the type that would preclude a determination of independence under the Marketplace Rules or otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of a director were identified for consideration.
Of the remaining seven director nominees (Mses. Hicks Bowman and Handler, and Messrs. Kip, Levin, Halpin, Schiffman and Stein), all are officers or former officers of Angi or IAC. Given these relationships, none of these directors was determined to be independent.
In addition to the satisfaction of the director independence requirements set forth in the Marketplace Rules, the Angi board of directors also has concluded that the members of the Audit and Compensation and Human Capital Committees have satisfied separate independence requirements under the current standards imposed by the SEC and the Marketplace Rules for audit and compensation committee members.
Director Nominations. Pursuant to an investor rights agreement between Angi and IAC, IAC has the right to nominate a certain number of Angi directors (currently seven) corresponding to its degree of equity and voting interest in us until such time as its equity and voting interest are both less than 10%, as well as appoint replacements of its designated directors should such individuals become unable or unwilling to serve. IAC has nominated Messes. Hicks Bowman and Handler and Messrs. Halpin, Kip, Levin, Schiffman and Stein, and the remaining six directors (Messrs. Evans, Philips and Pickett and Mses. Haas, Hurse and Welch) were nominated by the Angi board of directors.
As a result of IAC’s rights under the investor rights agreement and the Controlled Company exemption, the Angi board of directors does not have a nominating committee or other committee performing similar functions nor any formal policy on nominations. While there are no specific requirements for eligibility to serve as a member of the Angi board of directors, in evaluating candidates, the Angi board of directors will consider (regardless of how the candidate was identified or recommended) whether the professional and personal ethics and values of the candidate are consistent with those of Angi, whether the candidate’s experience and expertise would be beneficial to the board, whether the candidate is willing and able to devote the necessary time and energy to the work of the Angi board of directors and whether the candidate is prepared and qualified to represent the best interests of Angi’s stockholders. The Angi board of directors believes that the interests of Angi stockholders are best served when the Angi board of directors has a diverse balance of experience, skills and characteristics because it encourages a fuller discussion on board topics from a variety of viewpoints and with the benefit of many different experiences. Although the Angi board of directors does not have a formal diversity policy, the Angi board of directors considers the overall diversity of the experiences, characteristics, attributes, skills and backgrounds of candidates relative to those of other board members. Angi believes that the current board composition represents diverse experience and skills appropriate to Angi’s business. As contemplated by the board diversity requirements set forth in the Marketplace Rules, certain gender and demographic information for the Angi board of directors is set forth in the following matrix:
Board Diversity Matrix (as of May 2, 2024)
Board Size:
Total Number of Directors	13
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	8	—	1
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	8	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	1
The Angi board of directors does not have a formal policy regarding the consideration of director nominees recommended by stockholders, as to date, Angi has not received any such recommendations. However, the Angi board of directors would consider such recommendations, if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to Angi Inc., 130 East Washington Street, Suite 1100, Indianapolis, Indiana 46204, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and history, together with an indication that the recommended individual would be willing to serve (if elected), and must be accompanied by evidence of the sender’s stock ownership. Any director recommendations will be reviewed by the Corporate Secretary and the Chairman and, if deemed appropriate, will be shared with the full Angi board of directors for further review.
Communications with the Angi Board. Stockholders who wish to communicate with the Angi board of directors or a particular director may send such communication to Angi Inc., 130 East Washington Street, Suite 1100, Indianapolis, Indiana 46204, Attention: Corporate Secretary.
The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder — Board Communication” or “Stockholder — Director Communication.” All such letters must identify the sender as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Angi board of directors or a particular director or directors. The Corporate Secretary will then review such correspondence and forward it to the Angi board of directors (or to the specified director(s)), if appropriate.
The Board and Board Committees
The Board. The Angi board of directors met four times and took action by written consent one time in 2023. All incumbent directors attended at least 75% of the meetings of the board and the board committees on which they served during 2023. Directors are not required to attend annual meetings of Angi stockholders. Two members of the Angi board of directors attended Angi’s 2023 annual meeting of stockholders.

The Angi board of directors currently has two standing committees: the Audit Committee and the Compensation and Human Capital Committee.
Audit Committee. The members of the Audit Committee are Messrs. Evans and Philips and Ms. Haas, with Ms. Haas serving as the Chairperson of such committee. The Audit Committee met eight times and did not take any action by written consent in 2023.
The Audit Committee is appointed by the Angi board of directors and functions pursuant to a written charter adopted by the Angi board of directors, the current version of which was attached as Appendix A to the proxy statement for Angi’s 2023 annual meeting of stockholders, which was filed with the SEC on May 1, 2023. The Audit Committee assists the Angi board of directors with a variety of matters described in its charter, which include monitoring: (i) the integrity of Angi’s financial statements, (ii) the effectiveness of Angi’s internal control over financial reporting, (iii) the qualifications and independence of Angi’s independent registered public accounting firm, (iv) the performance of Angi’s internal audit function and independent registered public accounting firm, (v) Angi’s risk assessment and risk management policies as they relate to financial, cybersecurity and other risk exposures, and (vi) the compliance by Angi with legal and regulatory requirements. In fulfilling its purpose, the Audit Committee maintains free and open communication among itself, Angi’s independent registered public accounting firm, Angi’s internal auditors and Angi management. The formal report of the Audit Committee is set forth on page 27.
The Angi board of directors has concluded that Ms. Haas is an “audit committee financial expert,” as such term is defined in applicable SEC and Marketplace Rules and has satisfied the independence requirements set forth therein.
Compensation and Human Capital Committee. The members of the Compensation and Human Capital Committee are Mr. Evans and Mses. Haas, Hurse and Welch, with Mr. Evans serving as the Chairperson of the committee. The Compensation and Human Capital Committee met two times and took action by written consent ten times in 2023. The former Executive Compensation Committee (consisting of Mr. Evans and Mses. Haas and Hurse, with Mr. Evans serving as the Chairperson) met once and took action by written consent one time in 2023 before it was dissolved and the Compensation and Human Capital Committee assumed all duties and responsibilities that previously resided with the Executive Compensation Committee in June 2023.
The Compensation and Human Capital Committee is appointed by the Angi board of directors and functions pursuant to a written charter adopted by the Angi board of directors, the most recent version of which is attached as Appendix A to this proxy statement. The Compensation and Human Capital Committee assists the Angi board of directors with all matters relating to, and has overall responsibility for approving and evaluating, all Angi compensation plans, policies and programs, including overall responsibility for approving and evaluating all Angi compensation plans, policies and programs in which Angi executive officers are the exclusive participants and any Angi compensation plans, policies and programs that may affect such officers.
The Compensation and Human Capital Committee also has oversight responsibility for Angi’s risk assessment and management policies related to workplace conduct. The Compensation and Human Capital Committee may form and delegate authority to subcommittees and may delegate authority to one or more of their respective members. In addition, the Compensation and Human Capital Committee may also delegate to one or more specified Angi officers its authority to make grants of equity-based compensation to the extent allowed under applicable law.
For additional information on Angi’s processes and procedures for the consideration and determination of executive compensation and the role of the Compensation and Human Capital Committee, Angi management and consultants, see the discussion under Compensation Discussion and Analysis generally beginning on page 30. The report of the Compensation and Human Capital Committee is set forth on page 36.

PROPOSAL 2 — STOCK PLAN PROPOSAL
Proposal and Required Vote
On April 19, 2024, the Angi board of directors approved the amendment and restatement of the Company’s 2017 Stock and Annual Incentive Plan (the “2017 Stock Plan” and, as proposed to be amended and restated, the “Amended and Restated 2017 Stock Plan”), subject to stockholder approval at the 2024 Annual Meeting. The Amended 2017 and Restated Stock Plan would, among other changes discussed below, add an additional 25 million shares to the existing 2017 Stock Plan share reserve.
Approval of the Amended and Restated 2017 Plan (the “Stock Plan Proposal”) requires the affirmative vote of the holders of a majority of the voting power of shares of Angi capital stock present in person or represented by proxy, voting together as a single class.
The Angi board of directors recommends that Angi stockholders vote FOR the Stock Plan Proposal.
Overview
The purpose of the Amended and Restated 2017 Stock Plan is to give Angi a competitive advantage in attracting, retaining and motivating officers and employees and to provide them with incentives that are directly linked to the future growth and profitability of Angi and its businesses.
Equity compensation is a critical component of Angi’s long-term compensation philosophy. We believe that providing employees with an equity stake in Angi’s business is essential to create compensation opportunities that can compete, on a risk-adjusted basis, with entrepreneurial employment alternatives. We believe that ownership shapes behavior, and that by providing a meaningful part of compensation in the form of equity awards, we align incentives for Angi’s employees with the interests of Angi’s stockholders. The Amended and Restated 2017 Stock Plan is designed to reinforce this alignment.
Principal Changes to the 2017 Stock Plan
The principal changes to the existing 2017 Stock Plan, all of which are reflected in the Amended and Restated 2017 Plan (a copy of which is attached as Appendix B to this proxy statement), are as follows:
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Increase in Share Pool: a 25 million increase in the aggregate number of shares issuable under the existing 2017 Stock Plan;

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Deletion of 162(m)-related provisions: because the exemption for qualified performance-based compensation was deleted from Section 162(m) of the Internal Revenue Code of 1986, as amended, in connection with the Tax Cuts and Jobs Act of 2017, existing 2017 Stock Plan provisions intended to comply with, or otherwise relating to, the former 162(m) exemption have been deleted from the Amended and Restated 2017 Stock Plan; and

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Extension of Term: the Amended and Restated 2017 Stock Plan contemplates an extension of the term of the existing 2017 Stock Plan by an additional 10 years (through 2034).

Changes to the existing 2017 Stock Plan also include certain other administrative or clarifying changes.
Summary of Share Usage Under Existing Equity Compensation Plans
The following table includes information regarding the approximate number of outstanding Angi equity awards and shares of Angi Class A common stock available for future equity award grants under the existing 2017 Stock Plan and the approximate total number of shares of Angi Class A common stock outstanding, in all cases, as of March 31, 2024:

Total shares underlying outstanding Angi SARs and stock options	792,000
Weighted average exercise price of outstanding Angi stock options	$7.34
Weighted average remaining contractual life of outstanding Angi stock options	2.2 years
Total shares underlying outstanding Angi restricted stock units (“Angi RSUs”) (including performance-based Angi RSUs, assuming the maximum potential payout)	26.9 million
Total shares of Angi Class A common stock available for grant(1)	10.2 million
Total shares of Angi Class A common stock outstanding	81.4 million

(1)
Does not reflect a grant of 2,800,000 performance restricted stock units to Mr. Kip in connection with his appointment as Chief Executive Officer of Angi in April 2024. For a description of such award, see Angi’s Current Report on Form 8-K filed with the SEC on April 9, 2024 and the performance stock unit agreement filed as Exhibit 10.2 thereto.

In addition, does not reflect gross shares of Angi Class A common stock potentially issuable upon the settlement of equity award denominated in shares of Angi subsidiaries, based on the estimated value of such awards as of March 31, 2024. See the disclosure set forth under the captions Equity Compensation Plan Information on page 51 and Equity Instruments Denominated in Shares of Certain Subsidiaries in Note 10 — Stock-Based Compensation to Angi’s consolidated financial statements on page 79 of Angi’s annual report on Form 10-K for the fiscal year ended December 31, 2023.
Basis for Requested Share Reserve Increase
Based on a review of Angi’s historical practices, the Angi board of directors believes that the number of shares that would be available for issuance under the Amended and Restated 2017 Stock Plan, if the proposed increase in the share pool is approved, would be sufficient to cover equity awards to be granted to Angi employees for at least two to three years. In each of 2023, 2022 and 2021, the number of shares of Angi Class A common stock underlying Angi equity awards granted was approximately 17.2 million shares, 21.5 million shares and 15.7 million shares, respectively. These numbers of shares exclude shares of Angi Class A common stock issued in settlement of equity awards denominated in the shares of a subsidiary during each such year.
Expectations regarding future share utilization under the Amended and Restated 2017 Stock Plan are based on a number of assumptions regarding factors such as future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares of Angi Class A common stock are returned to the share reserve as a result of forfeitures, cancellations and the like, and future Angi Class A common stock price performance. While Angi believes that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the actual assumptions utilized.
Summary of Terms of the Amended and Restated 2017 Stock Plan
The principal features of the Amended and Restated 2017 Stock Plan are set forth below. This summary is qualified in its entirety by reference to the full text of the Amended and Restated 2017 Stock Plan, a copy of which is attached as Appendix B to this proxy statement.
Administration. The Amended and Restated 2017 Stock Plan is administered by the Compensation and Human Capital Committee (or such other committee of the board of directors as the Angi board of directors may from time to time designate, and for purposes of this summary, the “Committee”). Among other things, the Committee has the authority to select individuals to whom awards are granted, determine the types of awards granted, the number of shares of Angi Class A common stock underlying awards granted and the terms and conditions of awards.
Term. Awards may be granted under the Amended and Restated 2017 Stock Plan for ten years following the date on which Angi stockholders approve the Amended and Restated 2017 Stock Plan.
Eligibility. Awards may be granted under the Amended and Restated 2017 Stock Plan to current or prospective officers, employees, directors and consultants of Angi and its subsidiaries and affiliates. We had approximately 3,800 employees and seven non-employee directors as of December 31, 2023, all of whom would have been eligible to receive awards under the Amended and Restated 2017 Stock Plan. In addition, awards may be granted to IAC employees in connection with the conversion of IAC equity awards into awards denominated in shares of Angi Class A common stock in connection with a spin-off of Angi from IAC, as provided in the existing 2017 Stock Plan and by the employee matters agreement to which Angi and IAC are parties and was entered into in 2017. See the disclosure set forth under the caption Certain Relationships and Related Party Transactions — Relationships Involving Significant Stockholders — Arrangements Related to the Combination — Employee Matters Agreement on page 56.
Shares Subject to the Amended and Restated 2017 Stock Plan. The Amended and Restated 2017 Stock Plan provides that the maximum number of shares of Angi Class A common stock that may be delivered pursuant to awards under the plan would be the original 75,000,000 shares authorized under the existing 2017 Stock Plan, plus an additional 25,000,000 shares of Angi Class A common stock. The maximum number of shares that may be granted pursuant to incentive stock options is the same number.
The shares of Angi Class A common stock subject to grant under the Amended and Restated 2017 Stock Plan may be made available from authorized but unissued shares or from treasury shares, as determined from time to time by the Committee. To the extent that any award is forfeited, or any stock option or stock appreciation right terminates, expires or lapses without being exercised or any award is settled for cash, the shares of Angi Class A common stock underlying such awards will again be available for awards under the Amended and Restated 2017 Stock Plan. If the exercise price of a stock option and/or the tax withholding obligations relating to an award are satisfied by delivering shares of Angi Class A common stock (by either actual delivery or by attestation), only the number of shares of Angi Class A common stock issued net of the shares delivered or attested to will be deemed delivered for purposes of the limits set forth in the Amended and Restated 2017 Stock Plan. To the extent any shares of Angi Class A common stock underlying an award are withheld to satisfy the exercise price of a stock option and/or the tax withholding obligations relating to an award, such shares shall be deemed not delivered for purposes of the limits set forth in the Amended and Restated 2017 Stock Plan.
The foregoing share limits are subject to adjustment in certain circumstances to prevent dilution or enlargement.
Stock Options and SARs. The Amended and Restated 2017 Stock Plan provides for the award of stock options and stock appreciation rights (“SARs”). Stock options can either be incentive stock options (“ISOs”) or non-qualified stock options and SARs can be granted either alone or in tandem with stock options. The exercise price of stock options and SARs cannot be less than 100% of the Fair Market Value (defined below) of Angi Class A common stock on the grant date. The Amended and Restated 2017 Stock Plan defines Fair Market Value as the closing price of Angi Class A common stock on the grant date, unless otherwise determined by the Committee. The closing price of Angi Class A common stock, as reported on the Nasdaq Stock Market, on April   , 2024 was $       per share. Stock options and SARs cannot be repriced without stockholder approval.
Holders of stock options may pay the exercise price: (i) in cash, (ii) if approved by the Committee, in shares of Angi Class A common stock (valued at Fair Market Value), (iii) with a combination of cash and shares of Angi Class A common stock, (iv) by way of a cashless exercise through a broker approved by Angi or (v) by withholding shares of Angi Class A common stock otherwise receivable on exercise. The Committee determines the term of stock options and SARs, which term may not exceed ten years from the grant date. The Committee determines the vesting and exercise schedules for stock options and SARs, which the Committee may waive or accelerate at any time, and the extent to which these awards will be exercisable after a termination of employment. Generally, unvested stock options and SARs terminate upon a termination of employment and vested stock options and SARs remain exercisable for one (1) year after death, disability or retirement and for ninety (90) days after a termination of employment for any other reason. Vested stock options and SARs also terminate upon a termination of employment for cause. Stock options and SARs are transferable only by will or the laws of descent and distribution or pursuant to a qualified domestic relations order or, in the case of non-qualified stock options or SARs, as otherwise expressly permitted by the Committee (including, if so permitted, pursuant to a transfer to family members or a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise).
Restricted Stock. The Amended and Restated 2017 Stock Plan provides for the award of shares of Angi Class A common stock that are subject to forfeiture and restrictions on transferability as set forth in the Amended and Restated 2017 Stock Plan and as may be otherwise determined by the Committee (“Restricted Stock”). Except for these restrictions and any others imposed by the Committee, upon the grant of an award of Restricted Stock, holders will have rights of a stockholder with respect to the shares of Restricted Stock, including the right to vote such shares and to receive all dividends and other distributions paid or made with respect to such shares, on such terms as will be set forth in the applicable award agreement. Unless otherwise determined by the Committee: (i) cash dividends on shares of Restricted Stock shall be automatically reinvested in additional shares of Restricted Stock and (ii) dividends payable in shares of Angi Class A common stock shall be paid in the form of additional shares of Restricted Stock, which in both cases, shall vest in accordance with the vesting schedule of the initial award. Grants of Restricted Stock awards under the Amended and Restated 2017 Stock Plan may or may not be subject to performance conditions. Shares of Restricted Stock may not be sold, transferred, pledged, exchanged or otherwise encumbered prior to vesting.
RSUs. The Amended and Restated 2017 Stock Plan provides for the award of restricted stock units (“RSUs”) denominated in shares of Angi Class A common stock that will be settled, subject to the terms and conditions of the RSUs, in cash, shares of Angi Class A common stock or a combination thereof, based upon the Fair Market Value of the number of shares of Angi Class A common stock vesting. RSUs are not shares of Angi Class A common stock and as a result, holders of RSUs do not have rights of a stockholder. RSU award agreements will specify whether, to what extent and on what terms and conditions the shares of Angi Class A common stock underlying awards will be credited for dividends (if at all). RSUs granted under the Amended and Restated 2017 Stock Plan may or may not be subject to performance conditions. RSUs may not be sold, transferred, pledged, exchanged or otherwise encumbered prior to vesting.
Other Stock-Based Awards. The Amended and Restated 2017 Stock Plan also provides for the award of other Angi Class A common stock-based awards and awards that are valued in whole or in part by reference to (or are otherwise based on) shares of Angi Class A common stock (including unrestricted stock, dividend equivalents and convertible debentures).
Cash-Based Awards. Lastly, the Amended and Restated 2017 Stock Plan provides for cash-based awards settleable in cash, shares of Angi Class A common stock or a combination thereof.
Performance Goals. The Amended and Restated 2017 Stock Plan provides that performance goals may be established by the Committee in connection with the grant of any award under the Amended and Restated 2017 Stock Plan.
Change in Control. Unless otherwise provided by the Committee, in the event that, upon a termination of employment (other than for cause or disability) or resignation for good reason during the two (2) year period following a change in control:
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all stock options and SARs outstanding as of the date of termination or resignation that were outstanding as of the date of the change in control will become fully vested and exercisable and will remain exercisable for the greater of: (i) the period that they would have remained exercisable absent the change in control provision and (ii) the lesser of the original term or one (1) year following such termination or resignation;

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all restrictions applicable to all Restricted Stock outstanding as of the date of termination or resignation that were outstanding as of the date of the change in control will lapse and such Restricted Stock will become fully vested and transferable; and

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all RSUs outstanding as of the date of termination or resignation that were outstanding as of the date of the change in control will become fully vested and such RSUs will be settled in cash or shares of IAC common stock as promptly as practicable.

Amendment and Discontinuance. The Amended and Restated 2017 Stock Plan may be amended, altered or discontinued by the Angi board of directors, but no amendment, alteration or discontinuance may impair the rights of award holders without their consent. Amendments to the Amended and Restated 2017 Stock Plan will require stockholder approval to the extent such approval is required by applicable law or the listing standards of the applicable exchange.

Plan Benefits
Because the Committee, in its discretion, will select the participants who receive awards and the timing, size and types of those awards, we cannot currently determine the awards that will be made to particular individuals or groups under the Amended and Restated 2017 Stock Plan, other than with respect to non-employee directors, whose compensation arrangements are set forth under the caption Director Compensation below. For illustrative purposes only, the following table sets forth equity-based awards granted in 2023 to the individuals and groups listed below pursuant to the existing 2017 Stock Plan.
Number of RSUs
Joseph Levin	—
Jeffrey W. Kip	2,200,000
Andrew Russakoff	400,000
David Fleischman	1,766,784
Kulesh Shanmugasundaram	800,000
All executive officers, as a group	5,166,784
All non-employee directors, as a group	571,690
All other employees, as a group	11,413,980
For more information regarding grants made to Angi’s named executives and non-employee directors in 2023, see the Grants of Plan-Based Awards in 2023 on page 38 and the table set forth under the caption Director Compensation on page 50.
U.S. Federal Income Tax Consequences
The following is a summary of certain federal income tax consequences to Angi and to participants subject to United States’ taxation with respect to awards granted under the Amended and Restated 2017 Stock Plan based upon the laws in effect as of the date of this proxy statement. The discussion is general in nature and does not take into account a number of considerations which may apply in light of individual circumstances under the Amended and Restated 2017 Stock Plan. Income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.
Non-Qualified Stock Options. A participant will not recognize taxable income when a non-qualified stock option is granted and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) upon the exercise of a non-qualified stock option equal to the excess of the Fair Market Value of the shares of Angi Class A common stock purchased over their exercise price and we generally will be entitled to a corresponding deduction. Upon a disposition of Angi Class A common stock by the participant, any difference between the sale price and the participant’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.
ISOs. An award holder will not recognize taxable income when an ISO is granted. An award holder will not recognize taxable income (except for purposes of the alternative minimum tax) upon the exercise of an ISO. If the award holder does not sell or otherwise dispose of the shares of Angi Class A common stock acquired upon the exercise of an ISO within two (2) years from the date the ISO was granted or within one (1) year from the date the award holder acquired the shares of Angi Class A common stock, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss and we will not be entitled to any deduction. If, however, the shares of Angi Class A common stock acquired are disposed of within such two (2) or one (1) year periods, then in the year of such disposition the award holder will recognize compensation taxable as ordinary income equal to the excess (if any) of the lesser of the amount realized upon such disposition, and the Fair Market Value of such shares on the date of exercise, over the exercise price and we generally will be entitled to a corresponding deduction. Any gain or loss recognized upon the sale of shares of Angi Class A common stock which is in excess of the amount treated as ordinary income is taxed as long-term or short-term capital gain or loss, depending on the holding period.

SARs. An award holder will not recognize taxable income when a SAR is granted and we will not be entitled to a tax deduction at such time. Upon the exercise of a SAR, an award holder will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) equal to the Fair Market Value of any shares of Angi Class A common stock delivered (and the amount of cash paid by us (if any)) and we generally will be entitled to a corresponding deduction.
Restricted Stock. An award holder will not recognize taxable income when an award of Restricted Stock is granted and we will not be entitled to a tax deduction at such time, unless the award holder makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) to be taxed at grant. If such an election is made, the award holder will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) at the time of the grant equal to the Fair Market Value of the shares of Restricted Stock at such time. If such an election is not made, the award holder will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) at vesting in an amount equal to the Fair Market Value of the shares of Restricted Stock at such time. We are entitled to a corresponding deduction at the time ordinary income is recognized by the award holder. In addition, dividends credited prior to vesting to shares of Restricted Stock for which the above-described election has not been made will be compensation taxable as ordinary income (and subject to income tax withholding in the case of employees), rather than as dividend income, and we will be entitled to a corresponding deduction.
RSUs. An award holder will not recognize taxable income when RSUs are granted and we will not be entitled to a tax deduction at such time. An award holder will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) when payment or settlement is made, in an amount equal to the Fair Market Value of any shares of Angi Class A common stock delivered (or the amount of cash paid by us (if any)) and we will be entitled to a corresponding deduction.
Section 409A. The foregoing discussion of tax consequences of awards under the Amended and Restated 2017 Stock Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A of the Code but fails to comply, in operation or form, with the requirements of Section 409A of the Code, the affected participant would generally be required to recognize income when the award vests in the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.
Section 162(m). Under Section 162(m) of the Code, compensation (including compensation under the Amended and Restated 2017 Stock Plan) paid in any calendar year in excess of $1 million to each “covered employee,” consisting of the chief executive officer, chief financial officer and the three other highest paid executive officers employed at any time during the year, and anyone who previously was a covered person, will not be deductible.
The foregoing general tax discussion is intended for the information of stockholders in connection with considering how to vote with respect to the Stock Plan Proposal and not as tax guidance to individuals who receive awards under the Amended and Restated 2017 Stock Plan. Holders of awards under the Amended and Restated 2017 Stock Plan are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the Amended and Restated 2017 Stock Plan.
The Angi board of directors recommends that Angi stockholders vote FOR the Stock Plan Proposal.

PROPOSAL 3 — EXCULPATION PROPOSAL
Effective August 1, 2022, the State of Delaware, which is Angi’s state of incorporation, enacted legislation that enables Delaware corporations to limit the liability of certain of their officers in limited circumstances. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) was amended to authorize corporations to adopt a provision in their certificate of incorporation to eliminate or limit monetary liability of certain corporate officers, or exculpation, for breach of the fiduciary duty of care. In light of this legislation, the Angi board of directors has adopted, and recommends that Angi stockholders approve, an amendment to Angi’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”) to allow for exculpation of certain of Angi’s officers to the extent permitted by Delaware law (the “Exculpation Amendment”). The full text of the Exculpation Amendment is attached as Appendix C to this proxy statement.
The DGCL only permits, and the Exculpation Amendment would only permit, exculpation for direct claims (as opposed to derivative claims made by stockholders on behalf of Angi) and would not apply to: (a) breaches of the duty of loyalty to Angi or its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (c) any transaction in which the officer derived an improper personal benefit. Previously, the DGCL only allowed exculpation of directors for breach of the fiduciary duty of care. As provided by the DGCL, the Exculpation Amendment would authorize exculpation of the following officers: (i) Angi’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer, (ii) “named executive officers” identified in Angi’s SEC filings, and (iii) other individuals who have agreed to be identified as an Angi officer for certain purposes.
Article IX of Angi’s Amended and Restated Certificate currently provides for the exculpation of directors from personal liability for monetary damages associated with breaches of the duty of care but does not have a similar limitation of liability for Angi’s officers. The Angi board of directors is proposing the Exculpation Amendment to strike a balance between stockholders’ interest in accountability and their interest in Angi being able to attract and retain quality officers to work on its behalf.
The Angi board of directors considered the benefits and detriments of eliminating personal liability of certain of Angi’s officers under certain circumstances. The Angi board of directors believes that it is important to reduce the unequal and inconsistent treatment of directors and officers associated with claims related to any alleged breach of the duty of care and improve alignment of officers and directors on duty of care responsibilities. Aligning the protections available to Angi’s directors and those of Angi’s officers will disallow plaintiffs from bringing certain claims against individual officers that would otherwise have been exculpated if brought against its directors.
The Angi board of directors also expects other Delaware corporations to continue to implement this provision. The Exculpation Amendment would also better position Angi to continue to attract and retain top management talent by providing this additional protective provision. Further, the Angi board of directors noted that the Exculpation Amendment would not negatively impact stockholder rights. Therefore, considering the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits the Angi board of directors believes would accrue to Angi and its stockholders in the form of an enhanced ability to attract and retain talented officers, the Angi board of directors determined that it is in the best interests of Angi and its stockholders to approve the Exculpation Amendment.
The text of the Exculpation Amendment is attached as Appendix C to this proxy statement.
If approved by Angi stockholders, the Exculpation Amendment would become effective upon its filing with the Secretary of State of the State of Delaware, which Angi intends to do as promptly as practicable following stockholder approval.
The affirmative vote of the holders of a majority of the outstanding shares of Angi capital stock, voting together as a single class is required to approve the Exculpation Proposal.
The Angi board of directors recommends that Angi stockholders vote FOR the Exculpation Proposal.

PROPOSAL 4 — ADVISORY SAY ON PAY PROPOSAL
Angi is seeking an advisory vote from its stockholders to approve the compensation of its named executives for 2023. This proposal is not intended to address any specific item of compensation, but rather Angi’s overall compensation program and policies relating to its named executives.
As described in detail in the Compensation Discussion and Analysis, Angi’s executive officer compensation program is designed to provide the level of compensation necessary to attract, retain, motivate and reward talented and experienced executives and to motivate them to achieve short-term and long-term goals, thereby enhancing stockholder value and creating a successful company.
Angi believes that its executive officer compensation programs (and, in the case of Mr. Levin only, IAC’s comparable programs), with their balance of short-term and long-term incentives, reward sustained performance that is aligned with long-term stockholder interests. Accordingly, Angi believes that the compensation paid to its named executives in 2023 pursuant to such programs was fair and appropriate and are asking its stockholders to vote FOR the adoption of the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executives for 2023, as disclosed in this proxy statement, pursuant to the U.S. Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the Executive Compensation tables and the related narrative discussion.”
The approval, on an advisory basis, of the say on pay vote proposal requires the affirmative vote of holders of a majority of the voting power of shares of Angi capital stock present at the Annual Meeting in person or represented by proxy, voting together as a single class. The vote is advisory in nature and therefore not binding on Angi or its board of directors. However, the Angi board of directors and the Compensation and Human Capital Committee value the opinions of all of Angi’s stockholders and will consider the outcome of this vote when making future compensation decisions for Angi’s named executives.
Angi’s board of directors recommends that Angi stockholders vote FOR the Advisory Say on Pay Proposal.

PROPOSAL 5 — ADVISORY SAY ON WHEN PAY VOTE PROPOSAL
As required pursuant to Section 14 of the Securities Exchange Act of 1934, Angi is seeking a non-binding advisory vote from its stockholders regarding the frequency of holding future advisory votes on executive compensation. When casting an advisory vote, stockholders are being asked to indicate whether they prefer that Angi holds future say on pay votes every one, two or three years. Stockholders may also abstain from voting on this matter.
Section 14 requires that the advisory vote regarding the frequency of future say on pay votes be held every six years. Angi last conducted a non-binding advisory vote on the frequency of the say on pay vote at its 2018 Annual Meeting of Stockholders, at which a majority of Angi stockholders voted to hold the say on pay vote every three years, and Angi has since held the say on pay vote on such basis. The next non-binding advisory vote on the frequency of the say on pay vote is expected to be held at Angi’s 2030 annual meeting of stockholders.
After thoughtful consideration, the Angi board of directors believes that continuing to hold an advisory vote on executive compensation every three years is the most appropriate policy for Angi and its stockholders at this time. The Angi board of directors believes that a vote every three years more closely mirrors the long-term nature of a significant portion of Angi’s executive officer compensation program and will discourage short-term thinking and, as a result, stockholder analysis of Angi’s performance and compensation practices would be more fully informed when viewed over a three-year period. Moreover, allowing more time in between the advisory votes on executive compensation would provide a greater opportunity for the Angi board of directors and its Compensation and Human Capital Committee to engage in meaningful analysis of any compensation issues and consideration of any stockholder concerns.
The approval, on an advisory basis, of the proposal to approve the frequency of holding future say on pay votes requires the affirmative vote of the holders of at least a majority of the aggregate voting power of shares of Angi capital stock present in person or represented by proxy and entitled to vote on the matter, voting together as a single class. However, if no choice receives a majority of votes, then the option that receives the highest number of votes cast by stockholders will be considered by the Angi board of directors as the stockholders’ recommendation as to the frequency of holding future advisory votes on executive compensation. The vote is advisory in nature and therefore not binding on Angi or the Angi board of directors. However, the Angi board of directors values the opinions of all of Angi stockholders and will consider the outcome of this vote when making future decisions on the frequency with which it will hold an advisory vote on executive compensation.
The Angi board of directors recommends that Angi stockholders vote for holding the advisory vote on executive compensation once EVERY THREE YEARS.

PROPOSAL 6 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Subject to stockholder ratification, the Audit Committee has appointed Ernst & Young LLP as Angi’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
The Audit Committee annually evaluates the performance of Ernst & Young LLP and determines whether to continue to retain such firm or consider the retention of another firm. In appointing Ernst & Young LLP as Angi’s independent registered public accounting firm for 2024, the Audit Committee considered: (i) the firm’s performance as Angi’s independent registered public accounting firm, (ii) the fact that the firm has served as the independent registered public accounting firm for IAC (which included certain Angi businesses when they were wholly-owned by IAC) since 1996, has served as the independent registered public accounting firm for Angi since 2017 and previously served as the independent registered public accounting firm for Angie’s List for many years when it was an independent public company, (iii) the firm’s independence with respect to the services to be performed for Angi and (iv) the firm’s strong and considerable qualifications and general reputation for adherence to professional auditing standards.
A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.
Ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm requires the affirmative vote of a majority of the voting power of shares of Angi capital stock present at the Annual Meeting in person or represented by proxy, voting together as a single class.
The Angi board of directors recommends that Angi shareholders vote FOR the ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm for 2024.

AUDIT COMMITTEE MATTERS
Audit Committee Report
The Audit Committee functions pursuant to a written charter adopted by the Angi board of directors, the current version of which was filed as Appendix A to the proxy statement filed in connection with Angi’s 2023 annual meeting of stockholders. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Angi board of directors with the monitoring of: (i) the integrity of Angi’s financial statements, (ii) the effectiveness of Angi’s internal control over financial reporting, (iii) the qualifications and independence of Angi’s independent registered public accounting firm, (iv) the performance of Angi’s internal audit function and independent registered public accounting firm, (v) Angi’s risk assessment and risk management policies as they relate to financial, cybersecurity and other risk exposures, and (vi) the compliance by Angi with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that Angi’s financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. Management is responsible for Angi’s financial reporting process, including systems of internal control over financial reporting. The independent registered public accountants are responsible for performing an independent audit of Angi’s consolidated financial statements and the effectiveness of Angi’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), and to issue a report thereon. The Audit Committee’s responsibility is to engage the independent auditor and otherwise to monitor and oversee these processes.
In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of Angi for the year ended December 31, 2023 with Angi’s management and Ernst & Young LLP, Angi’s independent registered public accounting firm (“Ernst & Young”), as well as related reports regarding such financial statements and Angi’s internal control over financial reporting with Ernst & Young.
The Audit Committee has discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young its independence from Angi and its management.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Angi board of directors that the audited consolidated financial statements for Angi be included in Angi’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.
Members of the Audit Committee
Alesia Haas (Chairperson)
Thomas R. Evans
Jeremy Philips

Fees Paid to Our Independent Registered Public Accounting Firm
The following table sets forth fees for all professional services rendered by Ernst & Young to Angi for the years ended December 31, 2023 and 2022:
	2023	2022
Audit Fees(1)	$2,625,553	$2,572,876
Audit-Related Fees	—	—
Total Audit and Audit-Related Fees	$2,625,553	$2,572,876
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$2,625,553	$2,572,876

(1)
Audit Fees in 2023 and 2022 include fees: (i) associated with the annual audit of financial statements and internal control over financial reporting and the review of periodic reports and (ii) for statutory audits (audits required by local law performed for an Angi business in a jurisdiction abroad).

Audit and Non-Audit Services Pre-Approval Policy
The Audit Committee has a policy governing the pre-approval of all audit and permitted non-audit services performed by Angi’s independent registered public accounting firm in order to ensure that the provision of these services does not impair such firm’s independence from Angi and its management. Unless a type of service to be provided by Angi’s independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. Any proposed services in excess of pre-approved cost levels also require specific pre-approval by the Audit Committee. In all pre-approval instances, the Audit Committee considers whether such services are consistent with SEC rules regarding auditor independence.
All Tax services require specific pre-approval by the Audit Committee. In addition, the Audit Committee has designated specific services that have the pre-approval of the Audit Committee (each of which is subject to pre-approved cost levels) and has classified these pre-approved services into one of three categories: Audit, Audit-Related and All Other (excluding Tax). The term of any pre-approval is twelve months from the date of the pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee reviews the list of pre-approved services from time to time and will revise it (as and if appropriate). Pre-approved fee levels for all services to be provided by Angi’s independent registered public accounting firm are established periodically from time to time by the Audit Committee.
Pursuant to this pre-approval policy, the Audit Committee may delegate its authority to grant pre-approvals to one or more of its members and has currently delegated this authority to its Chairperson. The decisions of the Chairperson (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to management.

INFORMATION CONCERNING ANGI EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Background information about current Angi executive officers who are not director nominees is set forth below. For background information about Angi’s Chairman, Joseph Levin, and Chief Executive Officer, Jeffrey W. Kip, see the discussion under Information Concerning Director Nominees beginning on page 7.
David Fleischman, age 51, has served as Chief Product Officer of Angi since February 2023. Prior to joining Angi, Mr. Fleischman served as Interim Chief Product Officer for ALSAC (the fundraising arm of St. Jude Children’s Research Hospital) from October 2022 through January 2023, where he strategized and managed the development of products to raise funds for the hospital. Prior to that time, Mr. Fleischman served as Senior Vice President of Product Development for Compass, Inc. (a real estate company) from February 2021 to October 2022, in which capacity he led the core platform and customer-facing product management teams. Prior to his tenure at Compass, Mr. Fleischman served as Chief Growth Officer of Blue Nile, Inc. (a leading online jeweler and diamond retailer) from September 2019 to February 2021, in which capacity he was responsible for end-to-end customer experiences, and as Chief Product Officer of Blue Nile, Inc. from October 2017 to September 2019, in which capacity he was responsible for executing a renewed vision for Bluenile.com and the Blue Nile Experience. Prior to that, Mr. Fleischman worked in a variety of product roles at Expedia from February 2011 until October 2017.
Andrew Russakoff, age 45, has served as Chief Financial Officer of Angi since June 2022. Prior to assuming this role, Mr. Russakoff served as Vice President, Financial Planning, of IAC since February 2018. In that capacity, he partnered with the IAC executive team on investor relations and financial analysis for IAC’s portfolio of digital and media subsidiaries. Prior to joining IAC in 2015 as Senior Director, Financial Planning, Mr. Russakoff served as Vice President of Finance and Operations for GameChanger Media, Inc. (a venture-capital backed sports technology startup) from 2014 to 2015, and as Vice President of Strategy and Business Development for Pellucid Analytics (a finance-oriented technology company and data platform). Prior to that time, Mr. Russakoff was an investment banker at Credit Suisse. Since 2017, Mr. Russakoff has served as an advisor to Gatsby, a social promotions and website development startup.
Kulesh Shanmugasundaram, age 48, has served as Chief Technology Officer of Angi since March 2021. Previously, Mr. Shanmugasundaram held various leadership roles at Angi’s Handy business, including as Chief Technology Officer and Senior Vice President, Engineering, since March 2016. Prior to his tenure with the Handy business, Mr. Shanmugasundaram held multiple engineering leadership roles, including Director of Engineering, at Amplify Education, Inc. from 2011 to 2015, where he built products used by millions of students in classes nationwide. Mr. Shanmugasundaram also co-founded two startup companies, Digital Assembly LLC (a digital forensics software company) and Vivic Networks LLC (a computer software company that commercialized his research in network security and digital forensics).
Shannon M. Shaw, age 49, has served as Chief Legal Officer of Angi since March 2019. In her current role, Ms. Shaw oversees all legal and compliance matters across Angi’s various brands and businesses. Before joining Angi, Ms. Shaw served as Chief Counsel, Americas for dormakaba Inc. (a global provider of access control and security solutions) from August 2018 to March 2019, where she oversaw the company’s legal operations for North America, Mexico and South America. Prior to her tenure at dormakaba Inc., Ms. Shaw served as General Counsel/Chief Legal Officer of Angie’s List from September 2011 to April 2018. Prior to her tenure at Angie’s List, Ms. Shaw was a labor and employment attorney at the law firm of Barnes & Thornburg, LLP from September 2003 to September 2011, where she litigated on behalf of companies and advised national and local companies on compliance with federal and state labor and employment laws. Ms. Shaw also served as Media Relations Coordinator at Clarian Health Partners (a large hospital conglomerate) from 1997 to 2000.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (the “CD&A”) provides information regarding Angi’s compensation program as it relates to the following persons, whom we refer to in this CD&A as Angi’s “named executive officers” (the “NEOs”) for the year ended December 31, 2023:
•
Joseph Levin, Chief Executive Office (through April 5, 2024);

•
Andrew Russakoff, Chief Financial Officer;

•
Jeffrey W. Kip, (President of Angi from November 13, 2023 through April 5, 2024, Chief Executive Officer of Angi International since April 2016 and Chief Executive Officer of Angi from and after April 5, 2024).

•
David Fleischman, Chief Product Officer (effective February 6, 2023); and

•
Kulesh Shanmugasundaram, Chief Technology Officer.

Philosophy and Objectives
Angi’s executive officer compensation program is designed to increase long-term value by attracting, retaining, motivating and rewarding leaders with the competence, character, experience and ambition necessary to enable us to meet Angi’s growth objectives.
When establishing compensation packages for a given executive, we follow a flexible approach, and make decisions based on a host of factors particular to a given executive’s situation, including our firsthand experience with the competition for recruiting and retaining executives, negotiation and discussion with the relevant individual, competitive survey data, internal equity considerations and other factors we deem relevant at the time.
Similarly, we do not follow an arithmetic approach to establishing ongoing compensation levels and measuring and rewarding short-term and long-term performance, as we believe this approach often fails to adequately take into account the multiple factors that contribute to success at the individual executive officer and business level. In any given period, we may have multiple objectives, and these objectives (and their relative importance) often change as the competitive and strategic landscape shifts, even within a given compensation cycle. As a result, formulaic approaches often over-compensate or under-compensate a given performance level. Accordingly, we have historically avoided the use of strict formulas in our compensation practices and have relied primarily on a discretionary approach.
While we consider market data in establishing broad compensation programs and practices and periodically assess the compensation associated with particular executive positions, we do not definitively rely on competitive survey data or any benchmarking information in establishing executive compensation. We make decisions based on a host of factors particular to a given executive officer’s situation, including those described above and our understanding of the current environment, and believe that over-reliance on survey data (or a benchmarking approach) is too rigid and stale for the dynamic and fast changing marketplace for talent in which we participate.
Roles and Responsibilities
We have a Compensation and Human Capital Committee, consisting of Mr. Evans and Mses. Haas, Hurse and Welch, that is responsible for establishing our compensation philosophy and programs and determining appropriate payments and awards to our NEOs and other executive officers (referred to in this CD&A as the “Committee”). The Committee reserves the right to solicit the advice of consulting firms and engage legal counsel, as appropriate. Angi management may also solicit survey or peer compensation data from various consulting firms from time to time and review such information with the Committee.
All compensation decisions referred to throughout this CD&A have been made by the Committee (and prior to June 2023, by the Executive Compensation Committee, which consisted of Mr. Evans and Mses. Haas and Hurse), based (in part) on recommendations from Mr. Levin, Angi’s Chairman, except with respect to his own compensation. Certain of our executive officers participate in structuring Company-wide compensation programs and in establishing appropriate bonus and equity pools.

In connection with Angi’s preparation for its annual compensation review in late 2022, the Committee retained Compensia, Inc. (“Compensia”), an independent compensation consulting firm. As part of its annual compensation review process for 2023, Angi asked Compensia to conduct a competitive market assessment of Angi’s executive compensation program. Compensia compiled data from proxy statements and other SEC filings of peer companies and industry specific compensation survey data regarding compensation for executive officer positions, where available, to assist the Committee in its general understanding of current compensation practices. Compensia also provides the Committee, on at least an annual basis, with input on recent developments and best practices, emerging trends and regulatory issues concerning executive compensation.
Based on the consideration of the various independence factors specified in applicable SEC and Marketplace Rules, and a review of these factors for 2023, the Committee determined that its relationship with Compensia, and the work of Compensia on behalf of the Committee, does not raise any conflict of interest. The Committee will review the independence of Compensia (or any other compensation consultant) annually.
In establishing a given executive officer’s compensation package, each individual component is evaluated independently and in relation to the package as a whole. Prior compensation histories and outstanding long-term compensation arrangements are also reviewed and taken into account. However, we do not believe in any formulaic relationship or targeted allocation between these elements. Instead, each individual executive officer’s situation is evaluated on a case-by-case basis each year, considering a variety of relevant factors at that time.
In determining executive compensation matters for 2023, the Committee considered the information provided by Compensia, as well as input from Mr. Levin. The Committee determined not to adjust the base salary for any NEO, and approved the 2023 annual equity awards to be granted to our NEOs (other than Messrs. Kip and Fleischman) and other executive officers. In early 2024, Mr. Levin met with the Committee and discussed his view of Angi’s performance, as well as individual executive officer performance for 2023. After consideration of these recommendations, the Committee ultimately determined the annual bonus amount for each of our NEOs and our other executive officers in respect of 2023 performance.
Compensation Elements
General
Compensation packages for each of our NEOs and other executive officers have primarily consisted of salary, annual bonuses, long term incentives (typically equity awards) and, to a more limited extent, perquisites and other benefits. Prior to making specific decisions related to any particular element of compensation, we review the total compensation of each executive officer, evaluating total near- and long-term compensation in the aggregate. We determine which element or combinations of compensation elements (salary, bonus and/or equity) can be used most effectively to further our compensation objectives. However, all such decisions are subjective, and made on a facts and circumstances basis without any prescribed relationship among the various elements of the total compensation package.
CEO Compensation
Mr. Levin, our Chairman and former Chief Executive Officer (from October 2022 through April 2024), also serves as Chief Executive Officer of IAC, our controlling shareholder. Mr. Levin does not receive any compensation directly from Angi. Mr. Levin receives compensation directly from IAC, as approved by IAC’s Compensation and Human Capital Committee, a portion of which is allocated to Angi based on the amount of time spent on matters for each of Angi and IAC. In early 2024, the Committee reviewed this allocation methodology, together with proposed allocated amounts relating to Mr. Levin’s salary and bonus for 2023 and related peer data provided by Compensia to confirm the reasonableness of such proposed allocated amounts, after which the methodology and proposed allocated amounts were deemed reasonable and approved. This allocation methodology will be reviewed periodically, as appropriate.

Salary
A new executive officer’s starting salary is typically negotiated upon arrival, based on the executive officer’s prior compensation history, prior compensation levels for the particular position at Angi, the executive officer’s location, salary levels of other executive officers, salary levels available to the individual in alternative opportunities, reference to certain survey information and the extent to which we desire to secure the executive officer’s services. Based on these considerations, the Committee approved a starting salary of $400,000 for Mr. Fleischman in connection with the commencement of his employment with Angi in February 2023.
Once established, salaries can increase based on a number of factors, including the assumption of additional responsibilities, internal equity, periodic market checks and other factors that demonstrate an executive officer’s increased value. In November 2023, Angi increased Mr. Kip’s salary from $575,000 to $600,000 in connection with his appointment as President of Angi in addition to his continuing role as Chief Executive Officer of Angi International (formerly known as HomeAdvisor International). Mr. Kip’s base salary was increased to $650,000 in connection with his appointment to Chief Executive Officer of Angi. No other executive officer’s salary was adjusted during 2023.
Annual Bonuses
General. Our annual bonus program is designed to reward performance on an annual basis. Because of the variable nature of the bonus program, and because in any given year bonuses have the potential to make up a significant portion of an executive officer’s total compensation, the bonus program provides an important incentive tool to achieve annual objectives. Angi generally pays annual bonuses shortly after year-end following the finalization of financial results for the prior year.
The determination of bonus amounts is based on a non-formulaic assessment of factors that vary from year to year and success is measured subjectively. In setting individual annual bonus amounts for our NEOs and our other executive officers, the Committee considers a variety of factors regarding Angi’s overall performance, such as growth in revenue and profitability, achievement of strategic objectives by Angi and its positioning for future growth, an individual’s performance and contribution to Angi, and, in the case of NEOs, the bonus amount for each NEO relative to other NEOs. No quantified weight is given to any particular consideration. The Committee engages in an overall assessment of appropriate bonus levels based on consideration of corporate and individual performance factors, as applicable.
NEO and other executive officer bonuses may be highly variable from year-to-year depending on Angi’s performance and, in certain circumstances, individual performance. Accordingly, we believe that our bonus program provides strong incentive to support Angi’s strategic development and growth.
2023 Bonuses. In determining bonuses for 2023 performance for executive officers (other than Mr. Levin), the Committee considered a variety of factors, including: (i) improved service professional retention rates and quality generally, (ii) the streamlining of Angi’s sales force, (iii) increased service professional presentation in response to service requests, (iv) improvement in operating (loss) income and growth in Adjusted EBITDA on a consolidated basis and at Angi’s Services business*, (v) the continued implementation of cost-cutting and other strategic initiatives to position Angi for long-term growth, (vi) the sale of Total Home Roofing, LLC, which comprised Angi’s former Roofing segment, in November 2023 and (vii) continued reinvestment in Angi’s businesses generally to drive growth over the long-term. In addition, 2023 achievements were considered and compared to achievements and bonus levels in prior years and market data from Compensia was considered as well. As noted above, in setting individual bonus amounts, there was no weight assigned to any specific factor and no application of a formulaic calculation.

*
Adjusted EBITDA is a supplemental measure to U.S. generally accepted accounting principles (“GAAP”). For a definition and description of Adjusted EBITDA, as well as a full reconciliation of Adjusted EBITDA to operating income (loss) (the most directly comparable financial measure stated in accordance with GAAP), see the disclosure set forth under the captions Item 7 — Management’s Discussion and Analysis — Principles of Financial Reporting” on pages 39-40 and Note 9 — Segment Information to Angi’s consolidated financial statements on page 75, respectively, of Angi’s annual report on Form 10-K for the fiscal year ended December 31, 2023.

In addition, the Committee approved a sign-on bonus of $250,000 for Mr. Fleischman in connection with the commencement of his employment with Angi in February 2023.
Long-Term Incentives
General. The Committee believes that providing a meaningful equity stake in our business is essential to create compensation opportunities that can compete, on a risk-adjusted basis, with other employment opportunities in a competitive marketplace. In addition, the Committee believes that ownership shapes behavior, and that by providing compensation in the form of equity awards, we align executive officer incentives with stockholder interests in a manner that we believe drives superior performance over time.
In setting particular equity award levels, the predominant objectives have been providing effective retention incentives, appropriate rewards for past performance and incentives for strong future performance. Appropriate levels to meet these goals may vary from year to year, and from individual to individual, based on a variety of factors. The annual corporate performance factors relevant to setting bonus amounts that were discussed above are also taken into account, although equity awards tend to be more forward-looking, and are a longer-term retention and reward instrument than annual bonuses. For the equity awards described below, vesting is conditioned upon the NEO’s continued service through the applicable vesting date(s) and with partial vesting upon certain terminations of employment.
2023 Equity Awards. In late 2022 and early 2023, the Committee reviewed outstanding equity awards held by our NEOs, other executive officers and other employees, after which the Committee granted the following Angi RSUs to our NEOs with the following grant date fair values:
Named Executive Officers	2023 RSU Grants
Joseph Levin	—
Andrew Russakoff	$1,000,000
Jeffrey W. Kip	$4,180,000
David Fleischman	$4,999,999
Kulesh Shanmugasundaram	$2,000,000
The Angi RSUs granted to our NEOs in 2023 will vest, subject to continued service and with partial vesting upon certain terminations of employment, as described in footnote 3 to the table set forth under the caption Grants of Plan-Based Awards in 2023.
2023 Employment Related Arrangements
In connection with Mr. Kip’s appointment as President of Angi, Angi and Mr. Kip entered into an employment agreement (the “Kip Employment Agreement”), effective as of November 13, 2023. And, in connection with his appointment as Chief Executive Officer of Angi, the Kip Employment Agreement was amended by way of an amendment, dated as of April 5, 2024, between Angi and Mr. Kip. As amended, the Kip Employment Agreement has a scheduled term of one year from the effective date and provides for automatic renewals for successive one-year terms absent written notice from Angi or Mr. Kip ninety (90) days prior to the expiration of the then current term.
As amended, the Kip Employment Agreement provides that during the term, Mr. Kip shall be eligible to receive an annual base salary (currently $650,000, and prior to his appointment as Chief Executive Officer of Angi, $600,000), discretionary annual cash bonuses with a target amount equal to 100% of his annual base salary, equity awards and such other employee benefits as may be reasonably determined by the Compensation and Human Capital Committee from time to time. Pursuant to the Kip Employment Agreement: (i) Mr. Kip received a grant of 2,200,000 Angi RSUs, vesting in four (4) equal annual installments on the first, second, third and fourth anniversaries of the effective date, subject to continued service, and (ii) in the case of equity awards denominated in shares of Angi subsidiaries held by Mr. Kip, all unvested awards were forfeited and canceled and all vested awards were exercised, in each case, as of the effective date.

In addition, Mr. Kip received a grant of 2,800,000 performance restricted stock units in connection with his appointment as Chief Executive Officer of Angi. For a description of such award, see Angi’s Current Report on Form 8-K filed with the SEC on April 9, 2024 and the performance stock unit agreement filed as Exhibit 10.2 thereto.
In connection with Mr. Fleischman’s appointment as Chief Product Officer, Angi and Mr. Fleischman entered into an employment agreement (the “Fleischman Employment Agreement”), effective as of February 6, 2023. The Fleischman Employment Agreement has a scheduled term of one year from the effective date and provides for automatic renewals for successive one-year terms absent written notice from Angi or Mr. Fleischman 90 days prior to the expiration of the then current term.
The Fleischman Employment Agreement provides that during the term, Mr. Fleischman shall be eligible to receive an annual base salary (initially $400,000), discretionary annual cash bonuses with a target amount equal to 50% of his annual base salary, equity awards and such other employee benefits as may be reasonably determined by the Compensation and Human Capital Committee from time to time. Pursuant to the Fleischman Employment Agreement, Mr. Fleischman received: (i) a $250,000 signing bonus, and (ii) Angi RSUs with a grant date value of $3,000,000 that vest in four (4) equal annual installments on the first, second, third and fourth anniversaries of the effective date, subject to continued service.
Each of the Kip Employment Agreement, as amended, and the Fleischman Employment Agreement (the “Employment Agreements”) provides that upon a termination of employment by Angi without “cause” (as defined in the applicable Employment Agreement) and other than by reason of death or disability, resignation for “good reason” (as defined in the applicable Employment Agreement) or the timely delivery of a non-renewal notice by Angi (a “Qualifying Termination”), subject to the relevant executive’s execution and non-revocation of a release and compliance with the restrictive covenants set forth below: (i) Angi shall continue to pay such NEO his annual base salary for one (1) year following such Qualifying Termination (the “Severance Period”), subject to offset for amounts received from other employment during the Severance Period, (ii) all outstanding and unvested Angi equity awards (including cliff vesting awards, if any, which shall be pro-rated as though such awards had an annual vesting schedule) held by such NEO as of the date of such Qualifying Termination that would have otherwise vested during the Severance Period shall vest as of the date of such Qualifying Termination; and (iii) with respect to Mr. Fleischman only, any then-vested options or stock appreciation rights of him (including any such awards vesting as a result of (ii) above) to acquire Angi equity shall remain exercisable through the earlier of (A) the scheduled expiration date of such awards and (B) 18 months following his termination of employment.
Pursuant to each Employment Agreement, the NEO is bound by a covenant not to compete with Angi and its businesses during the term of his employment and the Severance Period and by covenants not to solicit Angi employees or business partners during the term of his employment and for twelve (12) months after a Qualifying Termination. In addition, each NEO has agreed not to use or disclose any confidential information of Angi or its affiliates and to be bound be customary covenants relating to proprietary rights and the related assignment of such rights.
Employment agreements between Angi and Messrs. Russakoff and Shanmugasundaram were filed as Exhibits 10.13 and 10.11, respectively, to Angi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Change of Control
Angi equity awards held by NEOs and certain other executive officers generally include a “double-trigger” change of control provision, which provides for the acceleration of the vesting of outstanding equity awards in connection with a change of control only when an award holder suffers an involuntary termination of employment during the two-year period following such change of control. We believe that providing for the acceleration of the vesting of equity awards in these circumstances will assist in the retention of our executive officers through a change of control transaction. For purposes of this discussion and the discussion below under the Severance caption, the term “involuntary termination” means a termination by Angi without cause or a resignation for good reason or similar construct.

Severance
We generally provide our NEOs and certain other executive officers with some amount of salary continuation and the acceleration of the vesting of some equity awards in the event of an involuntary termination of employment. Because we tend to promote our executive officers from within, after competence and commitment have generally been established, we believe that the likelihood of the vesting of equity awards being accelerated is typically low, and yet we believe that by providing this benefit we increase the retentive effect of our equity program, which serves as our most important retention incentive. Angi generally does not provide for the acceleration of the vesting of equity awards in the event an executive officer voluntarily resigns from Angi.
Other Compensation
Under limited circumstances, certain of our NEOs have received non-cash and non-equity compensatory benefits. These benefits are included as other compensation in the Summary Compensation Table on page 37. Our NEOs and other executive officers do not participate in any deferred compensation or retirement program other than IAC’s 401(k) plan.
Tax Deductibility
Compensation in excess of $1 million paid to Angi’s current NEOs, including its Chief Executive Officer and Chief Financial Officer, and certain former NEOs, will not be deductible by reason of Section 162(m) of the Code In addition, the Committee believes that, in establishing the cash and equity incentive compensation plans and arrangements for Angi’s executive officers, the potential deductibility of the compensation payable under those plans and arrangements is just one relevant factor to consider. For that reason, the Committee may deem it appropriate to provide one or more of Angi’s executive officers with the opportunity to earn incentive compensation, whether through cash incentive awards tied to its financial performance or equity incentive awards tied to a given executive officer’s continued service, which may be in excess of the amount deductible by reason of Section 162(m) of the Code. The Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to Angi’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.
Accounting for Stock-Based Compensation
Angi follows Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC 718”) for its stock-based compensation awards. ASC 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors based on the grant date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.

COMPENSATION COMMITTEE REPORT
The Compensation and Human Capital Committee has reviewed the Compensation Discussion and Analysis and discussed it with Angi management. Based on this review and discussions, the Compensation and Human Capital Committee has recommended to the Angi board of directors that the Compensation Discussion and Analysis be included in Angi’s 2023 Annual Report on Form 10-K and this proxy statement.
Members of the Compensation and Human Capital Committee
Thomas R. Evans (Chairperson)
Alesia J. Haas
Sandra Buchanan Hurse
Suzy Welch
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Angi has a Compensation and Human Capital Committee, comprised of Mr. Evans and Mses. Haas, Hurse and Welch, and until June 2023, also had an Executive Compensation Committee, comprised of Mr. Evans and Mses. Haas and Hurse. No member of these committees has been an officer or employee of Angi or IAC at any time during his or her respective service on the committee(s).

EXECUTIVE COMPENSATION
Overview
The Executive Compensation section of this proxy statement sets forth certain information regarding total compensation earned by our NEOs for the years set forth below, as well as Angi RSUs granted to them in 2023 (as and if applicable), equity awards held by them on December 31, 2023 and the dollar value realized by them upon the vesting or exercise of equity awards (as applicable) during 2023.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Joseph Levin Chief Executive Officer (from October 10, 2022 to April 2024)(3)	2023	$483,333	$1,619,667	—	—	$2,103,000
	2022	$120,472	$330,000	—	—	$450,472
Andrew Russakoff Chief Financial Officer (effective June 9, 2022)	2023	$400,000	$325,000	$1,000,000	$9,900	$1,734,900
	2022	$192,134	$315,000	$4,699,997	$5,308	$5,212,439
Jeffrey W. Kip President (from November 13, 2023 to April 2024) & Chief Executive Officer, Angi International(4)	2023	$577,404	$500,000	$4,180,000	$10,000	$5,267,404
	2022	$575,000	$350,000	—	$10,000	$935,000
	2021	$575,000	$300,000	—	$10,000	$885,000
David Fleischman Chief Product Officer (from February 6, 2023)	2023	$364,154	$350,000	$4,999,999	$7,846	$5,721,999
Kulesh Shanmugasundaram Chief Technology Officer (from March 25, 2021)(5)	2023	$500,000	$255,000	$2,000,000	$9,808	$2,764,808
	2022	$400,769	$250,000	$1,499,996	$8,250	$2,159,015
	2021	$382,527	$250,000	$3,199,978	$8,087	$3,840,591

(1)
The amounts in the table above under the column header Stock Awards reflect the grant date fair value of Angi awards, calculated by multiplying the closing price of Angi Class A common stock on the grant date by the number of Angi RSUs awarded.

(2)
Represents 401(k) matching amounts from Angi in 2023.

(3)
Mr. Levin served as Chief Executive Officer of Angi from October 10, 2022 through April 5, 2024, director and Chairman of the Angi board of directors since September 2017 and Chief Executive Officer of IAC since June 2015. Amounts in the table above for Mr. Levin reflect those portions of his IAC base salary and discretionary cash bonus for allocated to Angi for his services as Chief Executive Officer of Angi for the applicable periods. See Compensation Discussion and Analysis on page 30 and Certain Relationships and Related Person Transactions — Relationships Involving IAC — Allocation of Chief Executive Officer Compensation and Certain Costs on page 55.

(4)
Mr. Kip was appointed Chief Executive Officer of Angi on April 5, 2024. Amounts in the table above reflect: (i) for 2023, compensation in respect of his service as President of Angi from November 13, 2023 and Chief Executive Officer of Angi International for the entirety of 2023, and (ii) for 2022 and 2021, compensation in respect of his service as Chief Executive Officer of Angi International for the entirety of both such fiscal years.

(5)
Prior to his appointment as Chief Technology Officer, Mr. Shanmugasundaram served as Chief Technology Officer and Senior Vice President, Engineering, of Angi’s Handy business prior to March 25, 2021.

Grants of Plan-Based Awards in 2023
The table below provides information regarding Angi awards granted to our NEOs in 2023.
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Joseph Levin(2)	—	—	—
Andrew Russakoff(3)	3/1/2023	400,000	$1,000,000
Jeffrey W. Kip(3)	11/13/2023	2,200,000	$4,180,000
David Fleischman(3)	2/6/2023	1,766,784	$4,999,999
Kulesh Shanmugasundaram(3)	3/1/2023	800,000	$2,000,000

(1)
Represents the grant date fair value of Angi RSUs, calculated by multiplying the closing price of Angi Class A common stock on the grant date by the number of Angi RSUs awarded.

(2)
Mr. Levin did not receive any Angi or IAC equity awards in 2023.

(3)
Represents Angi RSUs that vest in equal installments over four years on the anniversary of the grant date, subject to continued service through the vesting date, and with partial vesting upon certain terminations of employment.

Outstanding Equity Awards at 2023 Fiscal Year-End
The table below provides information regarding equity awards denominated in shares of Angi Class A common stock held by our NEOs (all Angi RSUs) held by our NEOs as of December 31, 2023. The market value of Angi RSUs set forth in the table below is based on the closing price of Angi Class A common stock on December 29, 2023 ($2.49). None of our NEOs held any Angi stock options, stock appreciation rights, shares of restricted stock or other similar awards as of December 31, 2023, but certain NEOs held stock option awards of IAC, Match Group and/or Vimeo as of December 31, 2023, as described in the footnotes to the table below.
	Angi Stock Awards(1)(2)
Name	Number of shares or units of stock that have not vested (#)	Market value of share or units of stock that have not vested ($)
Joseph Levin(3)	—	—
Andrew Russakoff(4)	1,125,490	$2,802,470
Jeffrey W. Kip(5)	2,236,928	$5,569,951
David Fleischman(6)	1,766,784	$4,399,292
Kulesh Shanmugasundaram(7)	1,039,467	$2,588,273

(1)
For a discussion of the treatment of the Angi RSUs described above in connection with certain terminations of employment or a change in control of Angi, see Estimated Potential Payments Upon Termination or Change in Control.

(2)
Messrs. Levin and Russakoff also held vested stock options to purchase shares of IAC, Match Group and Vimeo, which options are collectively referred to as the “Options.” All of the Options vested prior to their tenure with Angi. As a result, no expense for these awards was (or will be) allocated to Angi. Any value realized upon the exercise of the Options will be treated for tax purposes as compensation payable to Messrs. Levin or Russakoff, as applicable, in his capacity as an executive officer of IAC and Angi, respectively. Accordingly, information regarding IAC, Match Group and/or Vimeo stock options held by Messrs. Levin and Russakoff as of December 31, 2023 appears below and information regarding exercises of IAC, Match Group and/or Vimeo stock options by either of them in any fiscal year (as applicable) will be disclosed under the caption Option Exercises and Stock Vested for the relevant year.
	IAC Option Awards
	Number of securities underlying unexercised options (#)	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date
	(Exercisable)	(Unexercisable)
Joseph Levin	100,000	—	$13.4784	8/1/2024
	200,000	—	$15.7064	6/24/2025
	200,000	—	$8.2070	2/10/2026
	300,000	—	$15.4503	2/14/2027
Andrew Russakoff	1,125	—	$15.1291	5/26/2025
	3,750	—	$8.2070	2/10/2026
	4,493	—	$15.4503	2/14/2027
	Match Group Option Awards
	Number of securities underlying unexercised options (#)	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date
	(Exercisable)	(Unexercisable)
Joseph Levin	431,680	—	$12.9887	2/10/2026
	647,520	—	$24.4523	2/14/2027
Andrew Russakoff	—	—	—	—
	Vimeo Option Awards
	Number of securities underlying unexercised options (#)	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date
	(Exercisable)	(Unexercisable)
Joseph Levin	162,350	—	$4.1764	8/01/2024
	649,400	—	$4.8668	6/24/2025
	324,700	—	$2.5430	2/10/2026
	487,050	—	$4.7874	2/14/2027
Andrew Russakoff	2,000	—	$2.543	2/10/2026

(3)
As of December 31, 2023, Mr. Levin did not hold any equity awards denominated in shares of Angi Class A common stock.

However, as of December 31, 2023, Mr. Levin held an unvested IAC restricted stock award (3,000,000 shares with a value of $157,140,000 (based on the closing price of IAC common stock on December 29, 2023 ($52.38)). A portion of the expense related to this restricted stock award (approximately $6.7 million) was allocated to Angi for 2023 and a portion of the expense related to this award will be allocated to Angi in the manner discussed under the captions Compensation Discussion and Analysis on page 30 and Certain Relationships and Related Person Transactions — Relationships Involving IAC — Allocation of Chief Executive Officer Compensation and Certain Costs on page 55.

Mr. Levin’s IAC restricted stock award generally cliff vests on the tenth anniversary of the grant date (November 5, 2020), based on the satisfaction of the IAC stock price targets set forth below and Mr. Levin’s continued employment with IAC through the vesting date, with partial vesting upon certain terminations of employment:
IAC Stock Price	Number of Shares Vesting
less than $110.22	0
$110.22	500,000
$140.25	2,000,000
$177.45	2,750,000
$223.32 or greater	3,000,000
Mr. Levin may request an extension of the measurement period from ten to twelve years and IAC will consider such request in light of the circumstances.
In addition, Mr. Levin may elect to accelerate the vesting of his IAC restricted stock award on any of the sixth, seventh, eighth or ninth anniversaries of the grant date, in which case, IAC stock price performance will be measured through the applicable anniversary date, and Mr. Levin will receive a pro rata portion of his IAC restricted stock award (based on the number of years that will have then elapsed from the grant date) and any remaining shares will be forfeited. The applicable IAC stock price goals are proportionately lower on the earlier vesting dates. Mr. Levin is not permitted to transfer any shares of IAC common stock acquired pursuant to an early vesting election until the tenth anniversary of the grant date.
Mr. Levin has the right to vote all 3,000,000 shares of his IAC restricted stock prior to vesting, as well as receive ordinary course cash dividends (on a current, unrestricted basis) on the number of shares that would vest on the applicable dividend record date, based on IAC stock price performance through such record date.
Pursuant to the terms of Mr. Levin’s IAC restricted stock award, Mr. Levin will share (by forfeiting shares otherwise earned) with IAC employees a portion of the value that he realizes, if and to the extent that the award vests, with Mr. Levin sharing a greater proportion of the value increase at higher levels of IAC stock price achievement.
For additional information regarding Mr. Levin’s IAC restricted stock award, see the table under the caption Outstanding Equity Awards at 2023 Fiscal Year-End in IAC’s 2024 Proxy Statement.
(4)
Represents: (i) 392,157 Angi RSUs that vest in equal installments over three years (the last two of three equal installments) on the anniversary of the grant date (June 9, 2022), (ii) 333,333 Angi RSUs that vest in one lump sum installment on February 15, 2025, and (iii) 400,000 Angi RSUs that vest in equal installments over four years on the anniversary of the grant date (March 1, 2023), in each case, subject to continued service and with partial vesting upon certain terminations of employment.

(5)
Represents: (i) 36,928 Angi RSUs that vested in equal remaining annual installments (the last of four equal annual installments) on February 15, 2024, and (ii) 2,200,000 Angi RSUs that vest in four equal installments on November 12, 2024, 2025, 2026 and 2027, subject to continued service and with partial vesting upon certain terminations of employment.

(6)
Represents Angi RSUs that vest/vested in four equal installments on February 6, 2023, 2024, 2025 and 2026 (the last three of four equal installments), subject to continued service and with partial vesting upon certain terminations of employment.

(7)
Represents: (i) 25,413 Angi RSUs that vested/vest in six equal bi-annual installments (the last two of six equal bi-annual installments) every six months during the period from April 19, 2023 through October 19, 2024, (ii) 72,411 Angi RSUs that vest in two equal annual installments (the last two of four equal annual installments) on the third and fourth anniversaries of the grant date (March 25, 2021), (iii) 141,643 Angi RSUs that vest in equal installments (the last two of three annual installments) on the second and third anniversaries of the grant date (March 1, 2022), and (iv) 800,000 Angi RSUs that vest in four equal installments on the anniversary of the grant date (March 1, 2023), in each case, subject to continued service and with partial vesting upon certain terminations of employment.
2023 Option Exercises and Stock Vested
The table below provides information regarding the number of shares of Angi Class A common stock acquired by our NEOs upon the vesting of Angi RSUs in 2023 and the related value realized, excluding the effect of any applicable taxes. The dollar value realized upon the vesting of Angi RSUs represents the closing price of Angi Class A common stock on the vesting date, multiplied by the number of Angi RSUs so vesting. None of our NEOs exercised any Angi stock option, stock appreciation rights and/or other similar equity awards in 2023.
	Stock Awards
Name	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)
Joseph Levin(1)	—	—
Andrew Russakoff	196,078	$625,498
Jeffrey W. Kip(2)	36,927	$102,288
David Fleischman	—	—
Kulesh Shanmugasundaram	132,439	$303,178

(1)
During 2023, Mr. Levin did not hold (and as of the date of this proxy statement does not hold) any equity awards denominated in shares of Angi Class A common stock or shares of any Angi subsidiary. No shares of IAC common stock were acquired by Mr. Levin upon the exercise or vesting of IAC equity awards in 2023.

Mr. Levin exercised Match Group stock options in 2023. In connection with this exercise, he realized value in the amount of $8,581,585, which is equal to the difference between the exercise price of such stock options and the fair market value per share of Match Group common stock at the time of exercise, multiplied by the number of stock options exercised.
(2)
During 2023, certain SARs of an Angi subsidiary held by Mr. Kip were exercised, in connection with which he realized value of $884,400, excluding the effect of any applicable taxes.

Estimated Potential Payments Upon Termination or Change in Control
Overview
As described in detail below, certain of our employment agreements and equity award agreements, as well as our omnibus stock and annual incentive plan and as certain other arrangements, entitle our NEOs (other than Mr. Levin) to continued base salary payments and the acceleration of the vesting of Angi RSUs upon certain terminations of their employment with Angi (including during specified periods following a change in control of Angi) and certain other benefits.
Certain amounts that would have been payable to Messrs. Russakoff, Kip, Fleischman and Shanmugasundaram upon the events described below (as and if applicable), assuming the relevant event occurred on December 31, 2023, are described and quantified in the table below. These amounts, which exclude the effect of any applicable taxes, are based on the applicable NEO base salary as of December 31, 2023, the number of unvested Angi RSUs outstanding and held by the applicable NEO on December 31, 2023, and the closing price of Angi Class A common stock ($2.49) on December 29, 2023.
In the case of Mr. Levin, pursuant to his employment agreement with IAC and the award agreement related to his IAC restricted stock award, Mr. Levin is entitled to continued base salary payments, the acceleration of the vesting of all or some of his IAC restricted stock award and extended post-termination exercise periods for his IAC, Match and Vimeo options upon certain terminations of his employment with IAC (including during specified periods following a change in control of IAC). For information regarding these arrangements, see Estimated Potential Payments Upon Termination or Change in Control — Amounts and Benefits Payable Upon a Qualifying Termination — Mr. Levin in the IAC 2024 Proxy Statement.
Amounts and Benefits Payable Upon a Qualifying Termination
Messrs. Russakoff, Kip, Fleischman and Shanmugasundaram. Information below reflects employment arrangements in effect between Angi and its NEOs as of December 31, 2023. Upon a Qualifying Termination on December 31, 2023, except as otherwise set forth below, each of Messrs. Russakoff, Kip, Fleischman and Shanmugasundaram would have been entitled (subject to the execution and non-revocation of a release and compliance with customary post-termination covenants) to:
•
receive base salary for the Severance Period, subject to offset for any amounts earned from other employment during the Severance Period; and

•
the partial vesting of outstanding and unvested Angi RSUs (including cliff vesting awards, which shall be subject to pro-ration as though such awards had an annual vesting schedule) in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the Severance Period; provided, however, that with respect to any awards subject to performance goals, the vesting of such awards shall in all events be subject to the satisfaction of the applicable performance goals.

For Messers. Russakoff, Kip and Fleischman, “good reason” means: (i) a material diminution in base salary or (ii) a material diminution in title, duties or level of responsibilities.
For Mr. Shanmugasundaram, “good reason” means: (i) a material diminution in base salary, (ii) a material diminution in title, duties or level of responsibilities or (iii) a material relocation of his principal place of employment, in each case without his prior written consent.
Amounts and Benefits Payable Upon a Change in Control
No payments would have been made to any of our NEOs pursuant to any agreement between any of them and Angi upon a change in control of Angi (as defined in our omnibus stock and annual incentive plan) on December 31, 2023.
Upon a Qualifying Termination on December 31, 2023 that occurred during the two year period following a change in control of Angi (as defined in our omnibus stock and annual incentive plan), all then outstanding and unvested Angi RSUs held by our NEOs would have vested.
In the case of Mr. Levin, pursuant to the terms of his IAC restricted stock award, 100% of this award (3,000,000 shares with a value of $157,140,000) would have vested upon a change in control of IAC as of December 31, 2023. In addition, upon a Qualifying Termination on December 31, 2023 that occurred during the two year period following a change in control of IAC, all then outstanding and unvested IAC equity awards then held by Mr. Levin (3,000,000 shares with a value of $157,140,000) would have vested. For additional information regarding these arrangements, see Estimated Potential Payments Upon Termination or Change in Control — Amounts and Benefits Payable Upon a Change in Control in the IAC 2024 Proxy Statement.

Amounts and Benefits Payable to NEOs Upon a Qualifying Termination (Including Following a Change in Control) and Change in Control on December 31, 2023
Name and Benefit	Qualifying Termination	Qualifying Termination During the Two-Year Period Following a Change in Control
Joseph Levin	—	—
Andrew Russakoff
Continued Salary	$400,000	$400,000
Market Value of Angi RSUs that would vest(1)	$1,290,567	$1,806,470
Total Estimated Incremental Value	$1,690,567	$2,206,470
Jeffrey W. Kip
Continued Salary	$600,000	$600,000
Market Value of Angi RSUs that would vest(1)	$1,461,451	$5,569,951
Total Estimated Incremental Value	$2,061,451	$6,169,951
David Fleischman
Continued Salary	$400,000	$400,000
Market Value of Angi RSUs that would vest(1)	$1,099,823	$1,099,823
Total Estimated Incremental Value	$1,499,823	$1,499,823
Kulesh Shanmugasundaram
Continued Salary	$500,000	$500,000
Market Value of Angi RSUs that would vest(1)	$769,004	$4,399,292
Total Estimated Incremental Value	$1,269,004	$4,899,292

(1)
Represents the closing price of Angi Class A common stock ($2.49) on December 29, 2023, multiplied by the number of Angi RSUs that would have vested upon the occurrence of the relevant event specified above.

PAY VERSUS PERFORMANCE DISCLOSURE
Overview
As required by Item 402(v) of Regulation S-K (“Item 402(v)”), we are providing certain disclosure regarding executive compensation for our current and former Chief Executive Officers and our other 2023 and former NEOs as a group (collectively, the “non-CEO NEOs”) on an average basis, as well as certain performance measures, for the fiscal years ended December 31, 2023, 2022, 2021 and 2020. Amounts for Compensation Actually Paid in the tables below have been calculated in accordance with Item 402(v) and do not represent amounts actually earned by or paid to our current and former NEOs for the fiscal years ended December 31, 2023, 2022, 2021 and 2020.
A substantial portion of the amounts reported in the Compensation Actually Paid columns in the tables below relates to changes in the fair value of unvested Angi equity awards over the course of the relevant fiscal year and fiscal year over fiscal year. The fair value of such awards changes as the market price of Angi Class A common stock changes, and the vesting of such awards is subject to continued service through the applicable vesting dates (and in the case of certain awards, the satisfaction of certain performance conditions). As a result, the value that may be realized by our current NEOs related to their unvested Angi equity awards cannot be determined as of the date of this proxy statement and can only be determined on the applicable vesting dates for such awards.
The valuation assumptions and methodologies, as applicable, used to calculate the fair value of Angi equity awards as of the end of each fiscal year did not materially differ from those used to calculate the value of such awards as of the applicable grant date. The fair value of outstanding Angi equity awards at vesting is calculated by multiplying the closing price of Angi Class A common stock on the vesting date by the number of awards so vesting.
Pay Versus Performance Table
Year	Summary Compensation Table Total for First CEO(1) ($)	Compensation Actually Paid to First CEO(2) ($)	Summary Compensation Table Total for Second CEO(1) ($)	Compensation Actually Paid to Second CEO(2) ($)	Average Summary Compensation Table Total for Non-CEO NEOs(3) ($)	Average Compensation Actually Paid to Non-CEO NEOs(4) ($)	Value of Initial Fixed $100 Investment based on:		GAAP Net (Loss) Earnings
							Company TSR(5) ($)	Industry Index TSR(5) ($)
2023	$2,103,000	$2,103,000	—	—	$3,872,278	$4,121,707	$29.40	$222.87	$(40,940,000)
2022	$450,472	$450,472	$4,757,096	$(24,589,004)	$3,325,411	$(698,811)	$27.74	$133.55	$(128,450,000)
2021	$145,647	$(37,072,235)	$42,359,288	$18,303,213	$6,042,094	$3,143,274	$108.74	$204.24	$(71,378,000)
2020	$11,911,322	$41,296,389	—	—	$3,284,792	$10,176,061	$155.79	$148.89	$(6,283,000)

(1)
Our first (and only) CEO for 2023 is Mr. Levin. Our first CEO for 2022 is Mr. Levin, who served as our Chief Executive Officer from October 10, 2022 through April 5, 2024. Our second CEO for 2022 and 2021 is Mr. Hanrahan, who served as our Chief Executive Officer from February 24, 2021 through October 10, 2022. Our first CEO for 2021 and only CEO for 2020 is William B. Ridenour, who served as our Chief Executive Officer from November 8, 2018 to February 24, 2021.

(2)
In accordance with Item 402(v), the following adjustments were made to the amounts reported for Messrs. Levin and Hanrahan for each applicable fiscal year in the Total column of the Summary Compensation Table (and to amounts previously reported for Mr. Ridenour in the Total column of the Summary Compensation Table in prior years’ proxy statements) to arrive at “compensation actually paid” (“CAP”):

Year	Summary Compensation Table Total for First CEO ($)	Minus Reported Value of Equity Awards for First CEO ($)	(Minus) Plus Equity Award Adjustments for First CEO(a) ($)	Compensation Actually Paid to First CEO ($)	Summary Compensation Table Total for Second CEO ($)	Minus Reported Value of Equity Awards for Second CEO ($)	(Minus) Plus Equity Award Adjustments for Second CEO(b) ($)	Compensation Actually Paid to Second CEO ($)
2023	$2,103,000	—	—	$2,103,000	—	—	—	—
2022	$450,472	—	—	$450,472	$4,757,096	$2,444,754	$(26,901,346)	$(24,589,004)
2021	$145,647	—	$(37,217,882)	$(37,072,235)	$42,359,288	$41,132,595	$17,076,520	$18,303,213
2020	$11,911,322	$10,603,072	$39,988,139	$41,296,389	—	—	—	—
(a)
Represents adjustments to the fair value of Mr. Ridenour’s Angi equity awards shown in the table above in accordance with Item 402(v), which were as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in Year ($)	Fair Value at End of Prior Year of Equity Awards that Failed to Meet Vesting Conditions in Year ($)	Total Equity Award Adjustments ($)
2023	—	—	—	—	—
2022	—	—	—	—	—
2021	—	—	$3,081,139	$(40,299,021)	$(37,217,882)
2020	$29,235,581	$10,261,258	$1,427,353	$(936,054)	$39,988,139

(b)
Represents adjustments to the fair value of Mr. Hanrahan’s Angi equity awards shown in the table above in accordance with Item 402(v), which were as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in Year ($)	Fair Value at End of Prior Year of Equity Awards that Failed to Meet Vesting Conditions in Year ($)	Total Equity Award Adjustments ($)
2023	—	—	—	—	—
2022	$1,947,516	—	$(9,627,979)	$(19,220,883)	$(26,901,346)
2021	$22,438,913	$(4,868,566)	$631,068	$(1,124,894)	$17,076,520
2020	—	—	—	—	—

(3)
The names of each current and former non-CEO NEO included for purposes of calculating the average amounts of total compensation in each fiscal year are as follows: (i) for 2023, Messrs. Russakoff, Kip, Fleischman and Shanmugasundaram, (ii) for 2022, Messrs. Russakoff, Kip, Shanmugasundaram, Pedersen and Dua and Ms. Shaw, (iii) for 2021, Messrs. Pedersen, Dua and Shanmugasundaram, Dhanusha Sivajee, our Chief Marketing Officer, and Glenn H. Schiffman, our former Interim Chief Financial Officer, and (iv) for 2020, Messrs. Hanrahan (in his then capacity as our Chief Product Officer) and Kip, Jamie Cohen, our former Chief Financial Officer, Craig Smith, our former President and Chief Operating Officer, and Allison Lowrie, our former Chief Marketing Officer.

(4)
The dollar amounts reported in the Average Compensation Actually Paid to Non-CEO NEOs column in the table above represent the average amount of CAP to our current non-CEO NEOs as a group, calculated in accordance with Item 402(v) for each fiscal year shown in the table above. In accordance with Item 402(v), the following adjustments were made to the average amount of total compensation reported for our current non-CEO NEOs as a group for each fiscal year in the Total column of the Summary Compensation Table to arrive at CAP:
Year	Average Reported Summary Compensation Table Total for Non-CEO NEOs ($)	(Minus) Plus Average Reported Value of Equity Awards ($)	Plus (Minus) Average Equity Award Adjustments(x) ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)
2023	$3,872,278	$(3,045,000)	$3,294,429	$4,121,707
2022	$3,325,411	$2,636,582	$(1,387,640)	$(698,811)
2021	$6,042,094	$5,604,489	$2,705,669	$3,143,274
2020	$3,284,792	$2,470,462	$9,361,731	$10,176,061

(x)
Represents adjustments to the average fair value of non-CEO NEO Angi equity award holdings shown in the table above in accordance with Item 402(v), which were as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Average Equity Award Adjustments ($)
2023	$3,216,323	$35,066	—	$43,040	—	$3,294,429
2022	$1,014,585	$(1,219,434)	—	$(647,948)	$(534,843)	$(1,387,640)
2021	$4,460,786	—	—	$212,492	$(1,967,609)	$2,705,669
2020	$5,652,210	$494,359	$980,589	$2,983,946	$(748,843)	$9,361,731

(5)
Total shareholder return (“TSR”) reflects the cumulative total return (assuming dividend reinvestment, as applicable) of Angi Class A common stock and the Russell 1000 Technology Index (a peer issuer selected in accordance with SEC rules), in each case, based on $100.00 invested at the close of trading on December 31, 2019 through the end of the applicable year. Historical stock performance is not necessarily indicative of future stock performance.

Financial Performance Measures
All Angi NEOs are generally eligible for annual cash bonuses and long-term incentives on a discretionary basis. For the fiscal years covered in the tables above, Angi’s executive compensation program did not link compensation to be paid to our NEOs to the achievement of one or more specified financial performance measures, nor did it rely on other formulaic or other arithmetic approaches to determine such compensation. See Compensation Discussion and Analysis for more information on annual cash bonuses paid for 2023 performance and Angi equity awards granted to our NEOs in 2023.
Relationship Between CAP and Performance Measures
The charts below describe the relationship between Compensation Actually Paid to our Chief Executive Officer (on a combined basis for years in which there were two CEOs) and non-CEO NEOs (as calculated above) and Company TSR, Industry Index TSR and GAAP Net (Loss) Earnings.

(1)
Since Angi’s executive compensation program does not generally use GAAP Net (Loss) Earnings as a financial performance measure for purposes of determining compensation to be paid to our NEOs, we do not expect a meaningful relationship to exist between CAP and GAAP Net (Loss) Earnings and any correlation between CAP and GAAP Net (Loss) Earnings and the compensation that we pay our NEOs is a coincidence

PAY RATIO DISCLOSURE
In accordance with Item 402(u) of Regulation S-K of the Securities Act of 1933, as amended, we are disclosing the ratio of our median employee’s annual total compensation to the annual total compensation of our Chief Executive Officer, Mr. Levin, for 2023 (the “2023 Pay Ratio”).
For the fiscal year ended December 31, 2023: (i) the estimated median of the annual total compensation of all Angi employees (other than Mr. Levin) was approximately $77,184, (ii) Mr. Levin’s total annual compensation was $2,103,000 and (iii) the ratio of annual total compensation of Mr. Levin to the median of the annual total compensation of our other employees was approximately 27 to one.
In making the determination of the median employee above, we first identified our total number of employees as of October 1, 2023 (4,055 in total, 3,406 of which were located in the United States and 650 of which were collectively located in various jurisdictions outside of the United States). We then excluded employees located in Germany (108) and France (89), which represented less than 5% of our total number of employees. After excluding these employees, our pay ratio calculation included 3,858 of our total 4,055 employees.
To identify the median employee above from this employee population, we then compared the amount of annual total compensation paid to these employees in 2023 in a consistent manner across the applicable employee population. For this purpose, annual total compensation is total income, excluding income related to stock-based compensation awards, paid to such employees and reported to the Internal Revenue Service in the United States (and equivalent amounts paid to such employees located outside of the United States and reported to the relevant tax authorities). We then annualized the compensation of employees who were hired in 2023 but did not work for us for the entire year. After we identified the median employee, we determined such employee’s total annual compensation in the same manner as we determined the total annual compensation for our NEOs as disclosed in the Summary Compensation Table.
The 2023 Pay Ratio set forth above is a reasonable estimate calculated in a manner consistent with applicable SEC rules, based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the related pay ratio permit companies to use a wide range of methodologies, estimates and assumptions. As a result, the pay ratios reported by other companies may be based on other permitted methodologies and/or assumptions, and as a result, are likely not comparable to our 2023 Pay Ratio.

DIRECTOR COMPENSATION
Non-Employee Director Compensation Arrangements. The Angi board of directors has primary responsibility for establishing non-employee director compensation arrangements, which have been designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Angi Class A common stock to further align the interests of our non-employee directors with those of our stockholders. Arrangements in effect during 2023 provided that: (i) each non-employee director receive an annual retainer in the amount of $50,000, (ii) each member of the Audit, former Executive Compensation and Compensation and Human Capital Committees (including their respective Chairpersons) receive an additional annual retainer in the amount of $10,000, $5,000 and $5,000, respectively, and (iii) the Chairpersons of each of the Audit, former Executive Compensation and Compensation and Human Capital Committees receive an additional annual retainer in the amount of $20,000, with all amounts being paid quarterly, in arrears. Members (including the Chairpersons thereof) of both the former Executive Compensation and Compensation and Human Capital Committees only received one committee and Chairperson annual retainer during 2023.
In addition, these arrangements also provide that each non-employee director receive a grant of Angi RSUs with a dollar value of $250,000 upon his or her initial election to the Angi board of directors and annually thereafter upon re-election on the date of Angi’s annual meeting of stockholders, the terms of which provide for: (i) vesting in equal installments over three years on the anniversary of the grant date, (ii) cancellation and forfeiture of unvested Angi RSUs in their entirety upon termination of service with Angi and its subsidiaries and (iii) full acceleration of the vesting of Angi RSUs upon a change in control of Angi. Directors may elect to defer the vesting and settlement of their annual Angi RSU grants by providing prior written notice to Angi.
Angi also reimburses non-employee directors for all reasonable expenses incurred in connection with attendance at Angi board of directors and committee meetings. For purposes of these compensation arrangements, non-employee directors are those directors who are not employed by (or otherwise providing services to) Angi or IAC.
2023 Non-Employee Director Compensation. The table below provides the amount of: (i) fees earned by non-employee directors for services performed during 2023 and (ii) the grant date fair value of Angi RSU awards granted in 2023.
Name	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)(3)	Total($)
Thomas R. Evans	$85,000	$249,997	$334,997
Alesia J. Haas	$85,000	$249,997	$334,997
Sandra Buchanan Hurse	$55,000	$249,997	$304,997
Jeremy Philips	$60,000	$249,997	$309,997
Tom Pickett	$16,667(4)	$250,000	$266,667
Glenn H. Schiffman	$50,000	$249,997	$299,997
Suzy Welch	$55,000	$249,997	$304,997

(1)
The differences in the amounts shown above among non-employee directors reflect committee service (or lack thereof), which varies among directors.

(2)
Amounts presented represent the grant date fair value of Angi RSU awards, calculated by multiplying the number of Angi RSUs granted by the fair market value per share of Angi Class A common stock on the grant date.

(3)
At December 31, 2023: (i) Mr. Evans held a total of 13,446 vested Angi stock options and 160,518 unvested Angi RSUs, (ii) Mses. Haas, Hurse and Welch and Messrs. Philips, Pickett and Schiffman held a total of 145,367, 147,878, 113,633, 116,044, 107,296 and 129,048 unvested Angi RSUs, respectively.

(4)
Reflects prorated payment for service from and after Mr. Pickett’s appointment to the Angi board of directors in August 2023.

EQUITY COMPENSATION PLAN INFORMATION
Securities Authorized for Issuance Under Equity Compensation Plans. The following table summarizes information, as of December 31, 2023, regarding the Angi equity compensation plan, pursuant to which grants of Angi RSUs, SARs, stock and other rights to acquire shares of Angi Class A common stock may be made from time to time.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(A)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))-(C)
Equity compensation plans approved by security holders(2)	28,265,016(3)	$7.95	13,954,614(4)
Equity compensation plans not approved by security holders	—	—	—
Total	28,265,016(3)	$7.95	13,954,614(4)

(1)
Information includes 380,454 shares of Angi Class A common stock that may be issuable upon the settlement of previously issued SARs denominated in shares of HomeAdvisor, Inc. that were converted into Angi SARs in September 2017 (the “Prior Plan Awards”).

Excludes gross shares of Angi Class A common stock potentially issuable upon the settlement of equity awards denominated in shares of Angi subsidiaries (the “Subsidiary Awards”), based on the estimated values of such awards as of December 31, 2023.
The number of shares of Angi Class A common stock ultimately needed to settle Subsidiary Awards varies as a result of both movements in the price of our Class A common stock and determinations of the fair value of the relevant subsidiaries that differ from our estimated determinations of the fair value of such subsidiaries as of December 31, 2023. See the disclosure under the caption Equity Instruments Denominated in the Shares of Certain Subsidiaries in Note 10 — Stock-Based Compensation to Angi’s consolidated financial statements on page 79 of Angi’s annual report on Form 10-K for the fiscal year ended December 31, 2023.
Pursuant to an employee matters agreement between Angi and IAC, IAC may require Prior Plan Awards and Subsidiary Awards to be settled in shares of IAC common stock, in which case: (i) we will reimburse IAC for the cost of those shares by issuing additional shares of Angi Class A common stock for Prior Plan Awards and additional shares of Angi Class B Common Stock for Subsidiary Awards to IAC, and (ii) the shares of Angi Class A common stock underlying such awards shall then again be made available for future issuance under the Angi 2017 Stock and Annual Incentive Plan (the “Angi 2017 Plan”). See the disclosure under the caption Employee Matters Agreement in Note 17 — Related Party Transactions with IAC to Angi’s consolidated financial statements on pages 90-91 of Angi’s annual report on Form 10-K for the fiscal year ended December 31, 2023.
(2)
Consists of the existing 2017 Stock Plan.

(3)
Includes an aggregate of: (i) 380,454 shares of Angi Class A common stock issuable upon the exercise of Prior Plan Awards, (ii) 27,370,416 shares of Angi Class A common stock issuable upon the vesting of Angi RSUs (including certain market- and performance-based awards, with the total number of shares included assuming the maximum potential payout) and 514,146 shares of Angi Class A common stock issuable upon the exercise of Angi stock options, in each case, outstanding as of December 31, 2023.

(4)
Reflects shares of Angi Class A common stock that remain available for future issuance under the existing 2017 Stock Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents, as of March 31, 2024, information relating to the beneficial ownership of Angi Class A common stock and Angi Class B common stock by: (1) each person known by Angi to own beneficially more than 5% of the outstanding shares of Angi Class A common stock and Angi Class B common stock, (2) each director nominee, (3) each Angi NEO and (4) all current directors and executive officers of Angi as a group. As of March 31, 2024, there were 81,401,758 and 422,019,247 shares of Angi Class A common stock and Angi Class B common stock, respectively, outstanding.
Unless otherwise indicated, the beneficial owners listed below may be contacted c/o Angi Inc., 130 East Washington Street, Suite 1100, Indianapolis, Indiana 46204. For each listed person, the number of shares of Angi Class A common stock and percent of such class listed includes vested Angi SARs and/or stock options held by such person and assumes the conversion of any shares of Angi Class B common stock owned by such person and the vesting of any Angi SARs, stock options and/or RSUs that are scheduled to occur within sixty days of April 22, 2024, but does not assume the conversion or vesting of any such securities owned by any other person. Shares of Angi Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of Angi Class A common stock. The percentage of votes for all classes of Angi capital stock is based on one vote for each share of Angi Class A common stock and ten votes for each share of Angi Class B common stock.

Name and Address of Beneficial Owner	Angi Class A Common Stock		Angi Class B Common Stock		Percent of Votes
	# of Shares Owned	% of Class Owned	# of Shares Owned	% of Class Owned	(All Classes) %
IAC Inc. 555 West 18th Street New York, NY 10011	424,607,427(1)	84.3%	422,019,247(1)	100%	98.1%
Brown Advisory Incorporated 901 South Bond Street Suite 400 Baltimore, MD 21231	9,383,681(2)	11.5%	—	—	*
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	6,626,733(3)	8.1%	—	—	*
FMR LLC 245 Summer Street Boston, MA 02210	6,452,535(4)	7.9%	—	—	*
Morgan Stanley 1585 Broadway New York, NY 10036	5,157,831(5)	6.3%	—	—	*
ArrowMark Colorado Holdings, LLC 100 Fillmore Street, Suite 325 Denver, Colorado 80206	5,102,136(6)	6.3%	—	—	*
Angela R. Hicks Bowman	584,562(7)	*	—	—	*
Thomas R. Evans	101,405(8)	*	—	—	*
David Fleischman	326,989(9)	*	—	—	*
Alesia J. Haas	70,469(9)	*	—	—	*
Christopher Halpin	—	—	—	—	—
Kendall Handler	—	—	—	—	—
Sandra Buchanan Hurse	—	—	—	—	—
Jeffrey W. Kip	383,257(9)	*	—	—	*
Joseph Levin	—	—	—	—	—
Jeremy Philips	31,834(9)	*	—	—	*
Tom Pickett	—	—	—	—	—
Andrew Russakoff	189,341(9)	*	—	—	*
Glenn H. Schiffman	12,389(9)	*	—	—	*
Kulesh Shanmugasundaram	177,782(9)	*	—	—	*
Shannon Shaw	353,659(9)	*	—	—	*
Mark Stein	—	*	—	—	*
Suzy Welch	102,203(9)	*	—	—	*
All current directors, director nominees and executive officers as a group (17) persons	2,333,890	2.9%	—	—	*

*
The percentage of shares beneficially owned does not exceed 1% of the class or voting power (of all classes).

(1)
Includes (i) 2,588,190 shares of Angi Class A common stock and (ii) 422,019,247 shares of Angi Class B common stock, which are convertible on a one-for-one basis into shares of Angi Class A common stock.

(2)
Based upon information regarding Angi holdings reported by way of Amendment No. 5 to a Schedule 13G filed by Brown Advisory Incorporated (“BAI”), Brown Investment Advisory & Trust Company (“BIATC”), and Brown Advisory LLC (“BALLC”) with the SEC on February 9, 2023. The Angi holdings disclosed in the table above are beneficially owned by investment companies and other managed accounts of subsidiaries of BAI (BIATC and BALLC), which may be deemed to beneficially own the reported Angi holdings because applicable investment advisory contracts provide them with voting and/or investment power over the shares. BAI, BIATC and BALLC have: (i) sole voting power over 8,087,362, 54,452 and 8,032,910, and (ii) shared dispositive power over 9,383,681, 54,452 and 9,329,229, shares of Angi Class A common stock, respectively.

(3)
Based upon information regarding Angi holdings reported by way of Amendment No. 6 to a Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 14, 2024. Vanguard beneficially owns the Angi holdings disclosed in the table above in its capacity as an investment adviser and has shared voting power, sole dispositive power and shared dispositive power over 10,010, 6,542,594 and 84,139 shares of Angi Class A common stock, respectively.

(4)
Based upon information regarding Angi holdings reported by way of a Schedule 13G filed with the SEC on February 8, 2024 by FMR LLC. FMR LLC beneficially owns the Angi holdings disclosed in the table above in its capacity as an investment adviser and has shared voting power and shared dispositive power over all such holdings.

(5)
Based upon information regarding Angi holdings reported by way of a Schedule 13G filed with the SEC on February 12, 2024 by Morgan Stanley. Morgan Stanley beneficially owns the Angi holdings disclosed in the table above in its capacity as an investment adviser and has shared voting power and shared dispositive power over all such holdings.

(6)
Based upon information regarding Angi holdings reported by way of a Schedule 13G filed with the SEC on February 14, 2024 by ArrowMark Colorado Holdings, LLC (“ArrowMark”). ArrowMark beneficially owns the Angi holdings disclosed in the table above in its capacity as an investment adviser and has shared voting power and shared dispositive power over all such holdings.

(7)
Consists of: (i) 234,562 shares of Angi Class A common stock held directly by Ms. Hicks Bowman and (ii) 350,000 vested Angi stock options.

(8)
Consists of: (i) 87,959 shares of Angi Class A common stock held directly by Mr. Evans and (ii) 13,446 vested Angi stock options.

(9)
Consists of shares of Angi Class A common stock held directly.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review of Related Person Transactions
The Audit Committee has a formal, written policy that requires an appropriate review of all related person transactions by the Audit Committee, as required by Marketplace Rules governing conflict of interest transactions. For purposes of this policy, consistent with the Marketplace Rules, the terms “related person” and “transaction” are determined by reference to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (“Item 404”). In connection with its review, the Audit Committee considers: (i) the parties to the transaction and the nature of their affiliation with Angi and the related person, (ii) the dollar amount involved in the transaction, (iii) the material terms of the transaction, including whether the terms of the transaction are ordinary course and/or otherwise negotiated at arms’ length, (iv) whether the transaction is material, on a quantitative and/or qualitative basis, to Angi and/or the related person, and (v) any other facts and circumstances that the Audit Committee deems appropriate.
Relationships Involving Significant Stockholders
Allocation of CEO Compensation and Certain Expenses. Joseph Levin, Chairman of Angi and Chief Executive Officer of IAC, was appointed Chief Executive Officer of Angi and served in this position from October 2022 through April 2024. For the period from January 1, 2023 to December 31, 2023, IAC allocated approximately $9.4 million in costs to Angi (including salary, benefits, stock-based compensation and costs related to the Mr. Levin’s office). The allocated costs also include costs directly attributable to Angi during the period referred to above that were initially paid for by IAC and billed by IAC to Angi. See the disclosure under the captions Compensation Discussion and Analysis — Compensation Elements — CEO Compensation on page 31 and Allocation of CEO Compensation and Certain Expenses in Note 17 — Related Party Transactions with IAC to Angi’s consolidated financial statements on page 89 of Angi’s annual report on Form 10-K for the fiscal year ended December 31, 2023.
Arrangements Related to the Combination. For purposes of the disclosure set forth under this caption: (i) “Combination” refers to the combination of the HomeAdvisor Business (as defined below) and Angie’s List, Inc., which transaction was completed on September 29, 2017, and (ii) “HomeAdvisor Business” refers, prior to the Combination, to the businesses and operations, the results of which were reported in IAC’s former HomeAdvisor segment.
Certain agreements described below govern our relationship with IAC following the Combination, including a contribution agreement, an investor rights agreement, a services agreement, a tax sharing agreement, an employee matters agreement and certain commercial agreements.
Contribution Agreement
Under the contribution agreement: (i) we agreed to assume all of the assets and liabilities related to the HomeAdvisor Business and indemnify IAC against any losses arising out of any breach by us of the contribution agreement or any other transaction-related agreement described below and (ii) IAC agreed to indemnify us against any losses arising out of any breach by IAC of the contribution agreement or any other transaction-related agreement described below.
Investor Rights Agreement
Under the investor rights agreement, IAC has certain registration, preemptive and governance rights related to us and the shares of Angi capital stock it holds. The investor rights agreement also provides certain governance rights for the benefit of stockholders other than IAC.
Services Agreement
The services agreement currently governs services that IAC has agreed to provide to us through September 29, 2024, with automatic renewal for successive one (1) year terms, subject to IAC’s continued ownership of a majority of the total combined voting power of our voting stock and any subsequent extension(s) or truncation(s) agreed to by us and IAC. Services currently provided to us by IAC pursuant to this agreement include: (i) assistance with certain legal, M&A, finance, risk management, internal audit and treasury functions, health and welfare benefits, information security services and insurance and tax affairs, including assistance with certain public company and unclaimed property reporting obligations, and (ii) accounting, investor relations and tax compliance services. The scope, nature and extent of services may be changed from time to time as we and IAC may agree.
We were charged approximately $6.4 million by IAC for services provided in 2023 pursuant to the services agreement and there were no outstanding payables pursuant to the services agreement as of December 31, 2023.
Tax Sharing Agreement
The tax sharing agreement governs our and IAC’s rights, responsibilities and obligations with respect to tax liabilities and benefits, entitlements to refunds, preparation of tax returns, tax contests and other tax matters regarding U.S. federal, state and local and foreign income taxes. Under the tax sharing agreement, we are generally responsible and required to indemnify IAC for: (i) all taxes imposed with respect to any consolidated, combined or unitary tax return of IAC or its subsidiaries that includes us or any of our subsidiaries (to the extent attributable to us or any of our subsidiaries, as determined under the tax sharing agreement) and (ii) all taxes imposed with respect to any consolidated, combined, unitary or separate tax returns of us or our subsidiaries.
At December 31, 2023, there were outstanding payables due to IAC pursuant to the tax sharing agreement in the amount of approximately $2.1 million. There were no payments to or refunds from IAC pursuant to this agreement at December 31, 2023.
Employee Matters Agreement
The employee matters agreement addresses certain compensation and benefit issues related to the allocation of liabilities associated with: (i) employment or termination of employment, (ii) employee benefit plans and (iii) equity awards. Under the employee matters agreement, our employees participate in IAC’s U.S. health and welfare plans, 401(k) plan and flexible benefits plan and we reimburse IAC for the costs of such participation. In the event that IAC no longer retains shares representing at least 80% of the aggregate voting power of shares entitled to vote in the election of the Angi board of directors, we will no longer participate in IAC’s employee benefit plans, but will establish our own employee benefit plans that will be substantially similar to the plans sponsored by IAC.
Pursuant to the employee matters agreement, we are required to reimburse IAC for the cost of any IAC equity awards held by our current and former employees, with IAC electing to receive payment either in cash or shares of Angi Class B common stock. This agreement also provides that IAC may require Prior Plan Awards and equity awards denominated in shares of Angi subsidiaries to be settled in either shares of Angi Class A common stock or IAC common stock. To the extent shares of IAC common stock are issued in settlement of these awards, we are obligated to reimburse IAC for the cost of those shares by issuing shares of Angi Class A common stock in the case of Prior Plan Awards and shares of Angi Class B common stock in the case of equity awards denominated in shares of Angi subsidiaries.
No shares of Angi Class A common stock nor Angi Class B common stock were issued to IAC as reimbursement for shares of IAC common stock issued in connection with the settlement of equity awards held by Angi employees during 2023 or the quarter ended March 31, 2024.
Lastly, in the event of a distribution of Angi capital stock to IAC stockholders in a transaction intended to qualify as tax-free for U.S. federal income tax purposes, the Compensation and Human Capital Committee of the IAC board of directors has the exclusive authority to determine the treatment of outstanding IAC equity awards. Such authority includes (but is not limited to) the ability to convert all or part of IAC equity awards outstanding immediately prior to any such distribution into equity awards denominated in shares of Angi Class A Common Stock, which we would be obligated to assume and which would be dilutive to Angi stockholders.

Miscellaneous
We sublease certain office space to IAC and billed IAC approximately $0.6 million of rent for the year ended December 31, 2023. IAC subleases certain office space to Angi and billed us approximately $1.3 million of rent for the year ended December 31, 2023. At December 31, 2023, there were no outstanding receivables due from IAC pursuant to the related sublease agreements.
Relationships Involving Directors
Employment Agreement with Ms. Hicks Bowman. Pursuant to an employment agreement between Angi and Ms. Hicks Bowman dated as of May 1, 2017, Ms. Hicks Bowman is eligible to receive an annual base salary (for 2023 and currently, $500,000), discretionary annual cash bonuses (Ms. Hicks Bowman received $150,000 for her 2023 performance) and such other employee benefits (for 2023, Ms. Hicks Bowman received a 401(k) plan Company match in the amount of $9,900) as may be determined by Angi from time to time.
Upon a termination of her employment without cause or her resignation for good reason (both as defined in her employment agreement), subject to her execution and non-revocation of a release and compliance with the restrictive covenants set forth in her employment agreement: (i) Angi will continue to pay Ms. Hicks Bowman her annual base salary and provide continued health care coverage (through reimbursement on an after-tax basis of related premiums) for twelve (12) months following such termination or resignation and (ii) any then vested Angi stock options will remain exercisable through the earlier of: (A) eighteen (18) months following such termination or resignation or (B) the scheduled expiration date of such awards.
Pursuant to her employment agreement, Ms. Hicks Bowman is bound by covenants not to: (i) compete with Angi and its businesses during the term of her employment and for twelve (12) months thereafter and (ii) solicit Angi employees or business partners during the term of her employment and for eighteen (18) months thereafter. In addition, Ms. Hicks Bowman has agreed not to use or disclose any confidential information regarding Angi and/or its affiliates.
The employment agreement provides for an initial term of one (1) year and provides for automatic renewals for successive one (1) year terms absent written notice from Angi or Ms. Hicks Bowman sixty (60) days prior to the expiration of the then-current term.

ANNUAL REPORTS
Upon written request to the Corporate Secretary, Angi Inc., 130 East Washington Street, Suite 1100, Indianapolis, Indiana 46204, we will provide without charge to each person solicited a printed copy of our 2023 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith. Copies are also available on our website, ir.angi.com. We will furnish requesting stockholders with any exhibit to our 2023 Annual Report on Form 10-K upon payment of a reasonable fee. By including the foregoing website address, Angi does not intend to (and shall not be deemed to) incorporate by reference any material contained therein.
PROPOSALS BY STOCKHOLDERS FOR PRESENTATION AT THE 2025 ANNUAL MEETING
Eligible stockholders who intend to have a proposal considered for inclusion in Angi’s proxy materials for presentation at the 2025 Annual Meeting of Stockholders must submit the proposal to Angi Inc., 130 East Washington Street, Suite 1100, Indianapolis, Indiana 46204, no later than January 2, 2025. Stockholder proposals submitted for inclusion in Angi’s proxy materials must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act.
In accordance with our Bylaws, director nominations and other business to be brought before the 2025 Annual Meeting by a stockholder, other than proposals pursuant to Rule 14a-8, must provide notice to Angi Inc., 130 East Washington Street, Suite 1100, Indianapolis, Indiana 46204, no later than the close of business on March 14, 2025 and no earlier than the close of business on February 12, 2025. Proposals must comply with the procedures and requirements set forth in our Bylaws.
Eligible stockholders who intend to solicit proxies in support of director nominees other than those nominated by Angi and IAC for the 2025 Annual Meeting of Stockholders must provide notice to Angi Inc., 130 East Washington Street, Suite 1100, Indianapolis, Indiana 46204, in accordance with the provisions of Rule 14a-19 of the Exchange Act by April 14, 2025.
HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to send one Notice or one set of printed proxy materials, as applicable, to any household at which two or more stockholders reside if they appear to be members of the same family or have given their written consent (each stockholder continues to receive a separate proxy card). This process, which is commonly referred to as “householding,” reduces the number of duplicate copies of materials stockholders receive and reduces printing and mailing costs. Only one Notice or one set of printed proxy materials, as applicable, will be sent to stockholders eligible for householding unless contrary instructions have been provided. Once you have received notice that your broker or Angi will be householding your materials, householding will continue until you are notified otherwise, or you revoke your consent. You may request a separate Notice or set of printed proxy materials by sending a written request to Angi Investor Relations, c/o IAC Inc., 555 West 18th Street, New York, New York 10011, by calling 1.212.314.7400 or by e-mailing ir@angi.com. Upon request, we undertake to deliver such materials promptly.
If at any time: (i) you no longer wish to participate in householding and would prefer to receive a separate Notice or set of our printed proxy materials, as applicable, or (ii) you and another stockholder sharing the same address wish to participate in householding and prefer to receive one Notice or set of our printed proxy materials, as applicable, please notify your broker if you hold your shares in street name or Angi if you are a stockholder of record. You can notify us by sending a written request to Angi Investor Relations, c/o IAC Inc., 555 West 18th Street, New York, New York 10011, by calling 1.212.314.7400 or by e-mailing ir@angi.com.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 12, 2024.
This proxy statement and the 2023 Annual Report on Form 10-K are available at www.proxyvote.com beginning on May 2, 2024.
Denver, Colorado
May 2, 2024

Appendix A
ANGI INC.
COMPENSATION AND HUMAN CAPITAL COMMITTEE CHARTER
Purpose
The Compensation and Human Capital Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Angi Inc. (the “Company”) to discharge the Board’s responsibilities relating to the compensation matters relating to the Company that are not otherwise discharged by the Company’s Executive Compensation Committee.
Committee Membership
The Committee shall consist of no fewer than two members.
The members of the Committee shall be appointed by the Board. One member of the Committee shall be appointed as Committee Chairperson by the Board. Committee members may be replaced by the Board at any time, with or without cause.
Meetings
The Committee shall meet as often as necessary to carry out its responsibilities. The Committee Chairperson shall preside at each meeting. In the event the Committee Chairperson is not present at a meeting, the Committee members present at that meeting shall designate one of its members as the acting Chairperson of such meeting. The Committee shall keep minutes of all of its meetings.
Committee Responsibilities and Authority
In fulfilling its purpose and carrying out its responsibilities, the Committee shall maintain flexibility in its policies and procedures to best address changing conditions and a variety of circumstances. Accordingly, the Committee’s activities shall not be limited by this Charter. Subject to the foregoing, to the extent it deems necessary or appropriate:
1.
the Committee shall, periodically and as and when appropriate, review and approve the following as they affect the employees of the Company (other than the Company’s Chief Executive Officer and the Company’s other “officers,” as such term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended): (a) incentive awards and opportunities, including both cash-based and equity-based awards and opportunities; and (b) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits.

2.
the Committee shall review and discuss the Compensation Discussion and Analysis (the “CD&A”) required to be included in the Company’s proxy statement and annual report on Form 10-K by the rules and regulations of the U.S. Securities and Exchange Commission with management.

3.
the Committee shall receive periodic reports on the Company’s compensation programs as they affect all employees.

4.
the Committee shall make regular reports to the Board.

5.
the Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee as it deems appropriate.

6.
the Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

7.
the Committee shall periodically review and discuss with management and/or the Board the Company’s policies, strategies, progress, metrics and reporting related to human capital matters.

A-1

8.
the Committee shall periodically review procedures for the reporting, investigation and resolution of complaints received by the Company regarding allegations of harassment, discrimination, and retaliation, and the confidential, anonymous submission by employees of such complaints.

9.
the Committee shall receive periodic reports from the Company’s legal department regarding allegations of harassment, discrimination and retaliation.

10.
the Committee shall receive prompt reports on any allegation of or investigation into a claim of harassment, discrimination or retaliation involving a Senior Vice President or above, posing a material risk to the business of the company.

A-2

Appendix B
AMENDED AND RESTATED ANGI INC.
2017 STOCK AND ANNUAL INCENTIVE PLAN
Section 1.   Purpose; Definitions
The purposes of this Plan are to give the Company a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock and incentive plan providing incentives directly linked to stockholder value. Certain terms used herein have definitions given to them in the first place in which they are used. This Plan is intended to replace the HomeAdvisor 2013 Long-Term Incentive Plan (the “Prior Plan”), which Prior Plan shall be automatically terminated and replaced and superseded by this Plan upon the consummation of the Contribution, except that any awards granted under the Prior Plan (“Prior Plan Awards”) shall remain in effect under this Plan pursuant to their terms. In addition, for purposes of this Plan, the following terms are defined as set forth below:
“2024 Restatement Effective Date” has the meaning set forth in Section 12(a).
“Adjusted Award” means any equity-based award granted by IAC that is converted into an equity-based award relating to the Company upon the occurrence of a spinoff of the Company from IAC.
“Affiliate” means, as applied to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, that Person. As used in this definition, the term “control,” including the correlative terms “controls,” “controlled by,” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.
“Applicable Exchange” means the NASDAQ Stock Market or such other securities exchange as may at the applicable time be the principal market for the Common Stock.
“Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, other stock-based award, or Cash-Based Award granted or assumed pursuant to the terms of this Plan or the Prior Plan, including Prior Plan Awards, Subsidiary Equity Awards, and Adjusted Awards.
“Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.
“Board” means the Board of Directors of the Company.
“Business Combination” has the meaning set forth in Section 10(a)(iii).
“Cash-Based Award” means an Award denominated in a dollar amount.
“Cause” means, unless otherwise provided in an Award Agreement, (a) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (b) if there is no such Individual Agreement or if it does not define Cause: (i) the willful or gross neglect by a Participant of his or her employment duties; (ii) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a Participant; (iii) a material breach by a Participant of a fiduciary duty owed to the Company or any of its Subsidiaries; (iv) a material breach by a Participant of any nondisclosure, nonsolicitation, or noncompetition obligation owed to the Company or any of its Affiliates; or (v) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.
“Change in Control” has the meaning set forth in Section 10(a).
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder, and other relevant interpretive guidance issued by the Internal

Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.
“Commission” means the Securities and Exchange Commission or any successor agency.
“Committee” has the meaning set forth in Section 2(a).
“Common Stock” means Class A common stock, par value $0.001 per share, of the Company.
“Company” means ANGI Inc., a Delaware corporation, or its successor.
“Contribution” has the meaning set forth in that certain Contribution Agreement, dated as of September 29, 2017, by and between IAC and the Company.
“Corporate Transaction” has the meaning set forth in Section 3(c)(i).
“Cure Period” has the meaning set forth in Section 10(c).
“Diller Group” means Barry Diller and his Family and Affiliates.
“Disability” means that a Participant is considered to have a (a) permanent and total disability, as determined under the Company’s long-term disability plan applicable to the Participant, or (b) permanent and total disability as defined in Section 22(e)(3) of the Code; provided that a Participant will not be considered to have a “Disability” unless the Participant is considered “disabled” within the meaning of Section 409A of the Code.
“Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.
“Effective Date” has the meaning set forth in Section 12(a).
“Eligible Individuals” means directors, officers, employees, and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective directors, officers, employees, and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates (provided that with respect to such prospective service providers, the Grant Date of any Award granted to such individual must be on or after the date such individual actually begins employment or provision of other services to the Company or its Subsidiaries or Affiliates).
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
“Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement or determination, or if Shares were not traded on the Applicable Exchange on such date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion; provided that such determination shall be made in a manner consistent with any applicable requirements of Section 409A of the Code.
“Family” means, with respect to a natural Person, such Person’s spouse, parents, siblings, grandparents, descendants (including adoptive relationships and stepchildren) and the spouses and descendants of such Persons.
“Free-Standing SAR” has the meaning set forth in Section 5(b).
“Good Reason” has the meaning set forth in Section 10(c).
“Grant Date” means (a) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award or the formula for earning a number of shares or cash amount, (b) such later date as the Committee shall provide in such resolution, (c) the initial date on which a Prior Plan Award was granted, or (d) the initial date on which an Adjusted Award was granted by IAC.
“IAC” means IAC/InterActiveCorp, a Delaware corporation, or any successor thereto.
“IAC Common Stock” means the common stock, par value $0.001 per share, of IAC.
“Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.
“Incumbent Board” has the meaning set forth in Section 10(a)(ii).
“Individual Agreement” means an employment, consulting, or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.
“Nonqualified Option” means any Option that is not an Incentive Stock Option.
“Option” means an Award described under Section 5.
“Outside Directors” has the meaning set forth in Section 11(a).
“Outstanding Company Voting Securities” has the meaning set forth in Section 10(a)(i).
“Participant” means an Eligible Individual to whom an Award is or has been granted.
“Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award. Such goals may be based on the attainment of one or any combination of the following:, net earnings; net earnings or operating profit (loss) before one or more of depreciation, amortization, impairment of intangibles, goodwill impairment, non-cash compensation expense, restructuring charges, non-cash write-downs of assets, charges relating to disposal of lines of business, litigation settlement amounts, and/or costs incurred for proposed and completed acquisitions; gross profit; cash generation; unit volume; market share; sales; asset quality; earnings per share; operating income; revenues; return on assets; return on operating assets; return on equity; profits; total stockholder return (measured in terms of stock price appreciation and/or dividend growth); cost saving levels; marketing spending efficiency; core non-interest income; change in working capital; return on capital; and/or stock price, with respect to the Company or any Subsidiary, Affiliate, division, or department of the Company. Such Performance Goals also may be based upon the attaining of specified levels of Company, Subsidiary, Affiliate, or divisional performance under one or more of the measures described above relative to the performance of other entities, divisions, or subsidiaries. Further, such Performance Goals may be expressed in absolute amounts, on a per share basis (basic or diluted), as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures.
“Person” has the meaning set forth in Section 10(a)(i).
“Plan” means this ANGI Inc. 2017 Stock and Annual Incentive Plan, as set forth herein and as amended from time to time.
“Restricted Stock” means an Award described under Section 6.
“Restricted Stock Units” means an Award described under Section 7.
“Retirement” means retirement from active employment with the Company, a Subsidiary, or Affiliate at or after the Participant’s attainment of age 65.
“RS Restriction Period” has the meaning set forth in Section 6(b)(ii).
“RSU Restriction Period” has the meaning set forth in Section 7(b)(ii).
“Section 16(b)” has the meaning set forth in Section 11(c).
“Share” means a share of Common Stock.
“Share Change” has the meaning set forth in Section 3(c)(ii).

“Stock Appreciation Right” has the meaning set forth in Section 5(b).
“Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.
“Subsidiary Equity Awards” means awards that are outstanding as of immediately prior to the consummation of the Contribution that correspond to shares of a Subsidiary (excluding any Prior Plan Awards), which awards may be settled in Shares under this Plan.
“Tandem SAR” has the meaning set forth in Section 5(b).
“Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.
“Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries. Unless otherwise determined by the Committee, if a Participant’s employment with, or membership on a board of directors of, or other provision of services to, the Company terminates but such Participant continues to provide services to the Company in another capacity, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or a division of the Company shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, or division ceases to be a Subsidiary or division, as the case may be, and the Participant does not immediately thereafter become an employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary. Temporary absences from employment because of illness, vacation, or leave of absence and transfers among the Company and its Subsidiaries shall not be considered Terminations of Employment. Notwithstanding the foregoing, with respect to the timing of settlement or payment of any Award, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.
Section 2.   Administration
(a)   Committee.   This Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall have plenary authority to grant Awards pursuant to the terms of this Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms of this Plan:
(i)   to select the Eligible Individuals to whom Awards may from time to time be granted;
(ii)   to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, other stock-based awards, Cash-Based Awards, or any combination thereof, are to be granted hereunder;
(iii)   to determine the number of Shares to be covered by each Award granted hereunder or the amount of any Cash-Based Award;
(iv)   to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;
(v)   subject to Section 12, to modify, amend, or adjust the terms and conditions of any Award, at any time or from time to time;
(vi)   to adopt, alter, and repeal such administrative rules, guidelines, and practices governing this Plan as it shall from time to time deem advisable;
(vii)   to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(viii)   to interpret the terms and provisions of this Plan and any Award issued under this Plan or any Prior Plan (and any agreement relating thereto);
(ix)   to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;
(x)   to decide all other matters that must be determined in connection with an Award; and
(xi)   to otherwise administer this Plan.
(b)   Procedures.
(i)   The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.
(ii)   Subject to Section 11(c), any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
(c)   Discretion of Committee.   Subject to the last sentence of the definition of “Cause,” (i) any determination made by the Committee or by an appropriately delegated individual pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter; and (ii) all decisions made by the Committee or any appropriate delegate pursuant to the provisions of this Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.
(d)   Award Agreements.   The terms and conditions of each Award (other than any Cash-Based Award), as determined by the Committee, shall be set forth in an Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12.
Section 3.   Common Stock Subject to Plan
(a)   Plan Maximums.   The maximum number of Shares that may be delivered pursuant to Awards under this Plan shall be 75,000,000 Shares, plus an additional 25,000,000 Shares effective on the 2024 Restatement Effective Date. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be the same number of Shares as set forth in the first sentence of this Section 3(a). Shares subject to an Award under this Plan may be authorized and unissued Shares or may be treasury Shares.
(b)   Rules for Calculating Shares Delivered.
(i)   To the extent that any Award is forfeited, terminates, expires, or lapses without being exercised, or any Award is settled for cash or shares of IAC Common Stock, the Shares subject to such Award not delivered as a result thereof shall again be available for Awards under this Plan.
(ii)   If the exercise price of any Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 3(a).
(iii)   To the extent any Shares subject to an Award are withheld to satisfy the exercise price (in the case of an Option) and/or the tax withholding obligations relating to such Award, such Shares shall not be deemed to have been delivered for purposes of the limits set forth in Section 3(a).

(c)   Adjustment Provisions.
(i)   In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (B) the maximum limitations set forth in Section 3(a) upon certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, and (D) the exercise price of outstanding Options and Stock Appreciation Rights.
(ii)   In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation, or spinoff, in each case, without consideration, or other extraordinary dividend of cash or other property (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, which authority shall include the ability to increase the number of securities reserved for issuance and delivery under this Plan to reflect the issuance of Adjusted Awards, (B) the maximum limitations set forth in Section 3(a) upon certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, and (D) the exercise price of outstanding Options and Stock Appreciation Rights.
(iii)   In the case of Corporate Transactions, the adjustments contemplated by clause (i) of this Section 3(c) may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property, or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).
(iv)   The Committee may adjust the Performance Goals applicable to any Awards to reflect any Share Change and any Corporate Transaction and for any other reason in its discretion, including without limitation any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or the Company’s other filings with the Commission.
(v)   Any adjustment under this Section 3(c) need not be the same for all Participants. No adjustment may be made pursuant to this Section 3(c) in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A.
Section 4.   Eligibility
Awards may be granted under this Plan to Eligible Individuals and to any individuals who hold IAC Awards that are converted into Awards in the event of a spinoff of the Company from IAC; provided,

however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiary or parent corporations (within the meaning of Section 424(f) of the Code).
Section 5.   Options and Stock Appreciation Rights
With respect to Prior Plan Awards and Adjusted Awards, the provisions below shall be applicable only to the extent that they are not inconsistent with the terms of the applicable Prior Plan Award or Adjusted Award.
(a)   Types of Options.   Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.
(b)   Types and Nature of Stock Appreciation Rights.   Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, shares of IAC Common Stock, or a combination thereof, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash, Common Stock, shares of IAC Common Stock, or a combination thereof, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.
(c)   Tandem SARs.   A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.
(d)   Exercise Price.   The exercise price per Share subject to an Option or Stock Appreciation Right shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(c), to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price, or otherwise be subject to any action that would be treated under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Option or Stock Appreciation Right, unless such amendment, cancellation, or action is approved by the Company’s stockholders.
(e)   Term.   The Term of each Option and each Stock Appreciation Right shall be fixed by the Committee, but shall not exceed ten years from the Grant Date.
(f)   Vesting and Exercisability.   Except as otherwise provided herein, Options and Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or Stock Appreciation Right will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Option or Stock Appreciation Right.
(g)   Method of Exercise.   Subject to the provisions of this Section 5, vested Options and Stock Appreciation Rights may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company or through the procedures established with the Company’s appointed third-party Plan administrator specifying the number of Shares as to which the Option or Stock Appreciation Right is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Stock Appreciation Right relating to no less than the lesser of the number of Shares then subject to such Option or Stock Appreciation Right or 100 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Option multiplied by the applicable per Share exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:
(i)   Payment may be made in the form of unrestricted Shares already owned by Participant (by delivery of such Shares or by attestation) of the same class as the Common Stock subject to the Option (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.
(ii)   To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local, or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.
(iii)   Payment may be made by instructing the Company to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price per Share multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.
(h)   Delivery; Rights of Stockholders.   No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a), and (iii) in the case of an Option, has paid in full for such Shares.
(i)   Terminations of Employment.   Subject to Section 10(b), a Participant’s Options and Stock Appreciation Rights shall be forfeited upon such Participant’s Termination of Employment, except as set forth below:
(i)   Upon a Participant’s Termination of Employment by reason of death, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of the date of such death and (B) the expiration of the Term thereof;
(ii)   Upon a Participant’s Termination of Employment by reason of Disability or Retirement, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of such Termination of Employment and (B) the expiration of the Term thereof;
(iii)   Upon a Participant’s Termination of Employment for Cause, any Option or Stock Appreciation Right held by the Participant shall be forfeited, effective as of such Termination of Employment;
(iv)   Upon a Participant’s Termination of Employment for any reason other than death, Disability, Retirement, or for Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the 90th day following such Termination of Employment and (B) expiration of the Term thereof; and
(v)   Notwithstanding the above provisions of this Section 5(i), if a Participant dies after such Participant’s Termination of Employment but while any Option or Stock Appreciation Right remains exercisable as set forth above, such Option or Stock Appreciation Right may be exercised at any time until the later of (A) the earlier of (1) the first anniversary of the date of such death and (2) expiration of the Term thereof and (B) the last date on which such Option or Stock Appreciation Right would have been exercisable, absent this Section 5(i)(v).
Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment; provided, however, that, if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonqualified Option.
(j)   Nontransferability of Options and Stock Appreciation Rights.   No Option or Stock Appreciation Right shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or Stock Appreciation Right, pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(j), it being understood that the term “Participant” includes such guardian, legal representative, and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.
Section 6.   Restricted Stock
With respect to Prior Plan Awards and Adjusted Awards, the provisions below shall be applicable only to the extent that they are not inconsistent with the terms of the applicable Prior Plan Award or Adjusted Award.
(a)   Nature of Awards and Certificates.   Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the ANGI Inc. 2017 Stock and Annual Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of ANGI Inc.”
The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.
(b)   Terms and Conditions.   Shares of Restricted Stock shall be subject to the following terms and conditions:
(i)   The Committee shall, prior to or at the time of grant, condition the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including, without limitation, any Performance Goals) need not be the same with respect to each Participant.

(ii)   Subject to the provisions of this Plan and the applicable Award Agreement, so long as a Restricted Stock Award remains subject to the satisfaction of vesting conditions (the “RS Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Shares of Restricted Stock.
(iii)   Except as provided in this Section 6 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 14(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(c), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.
(iv)   Except as otherwise set forth in the applicable Award Agreement and subject to Section 10(b), upon a Participant’s Termination of Employment for any reason during the RS Restriction Period or before the applicable Performance Goals are satisfied, all Shares of Restricted Stock still subject to restriction shall be forfeited by such Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Shares of Restricted Stock.
(v)   If and when any applicable Performance Goals are satisfied and the RS Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.
Section 7.   Restricted Stock Units
With respect to Prior Plan Awards and Adjusted Awards, the provisions below shall be applicable only to the extent that they are not inconsistent with the terms of the applicable Prior Plan Award or Adjusted Award.
(a)   Nature of Awards.   Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or both.
(b)   Terms and Conditions.   Restricted Stock Units shall be subject to the following terms and conditions:
(i)   The Committee shall, prior to or at the time of grant, condition the grant, vesting, or transferability of Restricted Stock Units upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Units (including, without limitation, any Performance Goals) need not be the same with respect to each Participant.
(ii)   Subject to the provisions of this Plan and the applicable Award Agreement, so long as an Award of Restricted Stock Units remains subject to the satisfaction of vesting conditions (the “RSU Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Restricted Stock Units.
(iii)   The Award Agreement for Restricted Stock Units shall specify whether, to what extent, and on what terms and conditions the applicable Participant shall be entitled to receive current or delayed payments of cash, Common Stock, or other property corresponding to the dividends payable on the Common Stock (subject to Section 14(e)).

(iv)   Except as otherwise set forth in the applicable Award Agreement, and subject to Section 10(b), upon a Participant’s Termination of Employment for any reason during the RSU Restriction Period or before the applicable Performance Goals are satisfied, all Restricted Stock Units still subject to restriction shall be forfeited by such Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Restricted Stock Units.
(v)   Except to the extent otherwise provided in the applicable Award Agreement, an award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest (but in no event later than March 15th of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).
Section 8.   Other Stock-Based Awards
Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Stock, including, without limitation, unrestricted stock, performance units, dividend equivalents, and convertible debentures, may be granted under this Plan.
Section 9.   Cash-Based Awards
Cash-Based Awards may be granted under this Plan. Cash-Based Awards may be paid in cash or in Shares (valued at Fair Market Value as of the date of payment) as determined by the Committee.
Section 10.   Change in Control Provisions
(a)   Definition of Change in Control.   Except as otherwise may be provided in an applicable Award Agreement, for purposes of this Plan, a “Change in Control” shall mean any of the following events:
(i)   The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), other than IAC, any of its Affiliates, or any member of the Diller Group, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 10(a)(i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition directly from the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of Section 10(a)(iii);
(ii)   Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, or whose election was not opposed by Barry Diller voting as a stockholder, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii)   Consummation of a reorganization, merger, or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or a purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding IAC, any of its Affiliates, any member of the Diller Group, and any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or
(iv)   Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
For the avoidance of doubt, a spinoff of the Company from IAC shall not constitute a Change in Control. Notwithstanding the foregoing definition, to the extent that any Award constitutes a “nonqualified deferred compensation plan” as defined by Section 409A of the Code, no Change in Control shall be deemed to have occurred upon an event described in this Section 10(a) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A of the Code.
(b)   Impact of Change in Control.   Unless otherwise provided in the applicable Award Agreement, subject to Sections 3(c), 10(d), and 14(k) and notwithstanding any other provision of this Plan to the contrary, upon a Participant’s Termination of Employment, during the two-year period following a Change in Control, by the Company other than for Cause or Disability or by the Participant for Good Reason:
(i)   any Options and Stock Appreciation Rights outstanding as of such Termination of Employment that were outstanding as of the date of such Change in Control shall be fully exercisable and vested and shall remain exercisable until the later of (A) the last date on which such Option or Stock Appreciation Right would be exercisable in the absence of this Section 10(b) and (B) the earlier of (1) the first anniversary of such Change in Control and (2) expiration of the Term of such Option or Stock Appreciation Right;
(ii)   all Restricted Stock outstanding as of such Termination of Employment that was outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable; and
(iii)   all Restricted Stock Units outstanding as of such Termination of Employment that were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, and any restrictions shall lapse and such Restricted Stock Units shall be settled as promptly as is practicable (but in no event later than March 15th of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).
(c)   For purposes of this Section 10, “Good Reason” means (i) “Good Reason” as defined in any Individual Agreement or Award Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Good Reason, without the Participant’s prior written consent: (A) a material reduction in the Participant’s rate of annual base salary from the rate of annual base salary in effect for such Participant immediately prior to the Change in Control, (B) a relocation of the Participant’s principal place of business more than 35 miles from the city in which such Participant’s principal place of business was located immediately prior to the Change in Control, or (C) a material and demonstrable adverse change in the nature and scope of the Participant’s duties from those in effect immediately prior to the Change in Control. To invoke a Termination of Employment for Good Reason, a Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (A) through (C) within 90 days following the Participant’s knowledge of the initial existence of such condition or conditions, and the Company shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Company fails to remedy the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within 90 days following the Cure Period for such Termination of Employment to constitute a Termination of Employment for Good Reason.
Section 11.   Section 16(b)
The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).
Section 12.   Term; Amendment and Termination
(a)   Effectiveness.   This Plan shall be effective as of September 29, 2017 (the “Effective Date”). This Plan, as amended and restated, will become effective upon the approval by the Company’s stockholders at the Company’s 2024 annual meeting of stockholders (the “2024 Restatement Effective Date”).
(b)   Termination.   This Plan shall terminate on the tenth anniversary of the 2024 Restatement Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.
(c)   Amendment of Plan.   The Board may amend, alter, or discontinue this Plan, but no amendment, alteration, or discontinuation shall be made that would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law (including, without limitation, Section 409A of the Code), stock exchange rules, or accounting rules. In addition, no amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.
(d)   Amendment of Awards.   Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause this Plan or Award to comply with applicable law, stock exchange rules, or accounting rules.
Section 13.   Unfunded Status of Plan
It is intended that this Plan constitute an “unfunded” plan. Solely to the extent permitted under Section 409A of the Code, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.
Section 14.   General Provisions
(a)   Conditions for Issuance.   The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under this Plan prior to fulfillment of all of the following conditions: (i) listing, or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable;

and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency that the Committee shall, in its absolute discretion after receiving the advice of counsel, determines to be necessary or advisable.
(b)   Additional Compensation Arrangements.   Nothing contained in this Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.
(c)   No Contract of Employment.   This Plan shall not constitute a contract of employment, and adoption of this Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.
(d)   Required Taxes.   No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local, or foreign income or employment or other tax purposes with respect to any Award under this Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to such amount. If determined by the Committee, withholding obligations may be satisfied with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.
(e)   Limitation on Dividend Reinvestment and Dividend Equivalents.   Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(e).
(f)   Designation of Death Beneficiary.   The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Participant, after such Participant’s death, may be exercised.
(g)   Subsidiary Employees.   In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of this Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.
(h)   Governing Law and Interpretation.   This Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.
(i)   Non-Transferability.   Except as otherwise provided in Section 5(j) or as determined by the Committee, Awards under this Plan are not transferable except by will or by laws of descent and distribution.
(j)   Foreign Employees and Foreign Law Considerations.   The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States, who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the

United States, on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of this Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.
(k)   Section 409A of the Code.   The provisions of this Plan and the Awards granted hereunder are intended to be exempt from, or comply with, the requirements of Section 409A of the Code, and to the maximum extent permitted this Plan and the terms and conditions of all Awards shall be limited, construed and interpreted accordingly. Notwithstanding any other provision of this Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” as defined by Section 409A of the Code:
(i)   If at the time of a Participant’s “separation from service” (as defined by Section 409A of the Code), the Participant is a “specified employee” (within the meaning of Section 409A of the Code), any payments (whether in cash, Shares, or other property) to be made with respect to the Award upon the Participant’s separation from service shall be delayed until the earlier of (A) the first day of the seventh month following the Participant’s separation from service and (B) the Participant’s death;
(ii)   Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code; and
(iii)   In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award.
Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.
(l)   Prior Plan Awards; Adjusted Awards.   Notwithstanding anything in this Plan to the contrary, to the extent that the terms of this Plan are inconsistent with the terms of a Prior Plan Award or an Adjusted Award, the terms of the Prior Plan Award or Adjusted Award shall be governed by the applicable plan under which the Prior Plan Award or Adjusted Award was granted and the award agreement thereunder. Any reference to a “change in control,” “change of control,” or similar definition in an Award Agreement or the applicable plan for any Adjusted Award or Prior Plan Award shall be deemed to refer to a “change in control,” “change of control,” or similar transaction with respect to the Company (as successor to the originally referenced entity) for such Adjusted Award or Prior Plan Award.
(m)   IAC Common Stock.   Following such time as IAC ceases to own equity securities representing a majority of the combined voting power of the Company, no Award granted hereunder may be settled in shares of IAC Common Stock. Shares of IAC Common Stock provided to Participants under the terms and conditions of this Plan shall also be subject to the terms and conditions of the IAC/InterActiveCorp 2013 Stock and Annual Incentive Plan (or any successor plan thereto).
(n)   Compensation Recovery Policy.   Awards and any compensation associated therewith shall be subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including without limitation in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or otherwise. Any Award Agreement will be unilaterally amended to comply with any such compensation recovery policy.

Appendix C
PROPOSED AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF ANGI INC.
ARTICLE IX
A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability: (i) for any breach of the director or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) of a director under Section 174 of the General Corporation Law of the State of Delaware, (iv) of a director or officer for any transaction from which the director derived an improper personal benefit, or (v) of an officer in any action by or in the right of the Corporation. Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director or officer of the Corporation existing immediately prior to such amendment or repeal. The liability of a director or officer of the Corporation shall be further eliminated or limited to the full extent permitted by Delaware law, as it may hereafter be amended.

C-1

Angi

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V44101-P10658 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

ANGI INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

The Board of Directors recommends you vote FOR proposals 2, 3, 4, and 6, and 3 Years on proposal 5:

	For	Against	Abstain
2. Approve the amended and restated Angi Inc.'s 2017 Stock and Annual Incentive Plan.	☐	☐	☐
3. Approve an amendment to the Company's Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.	☐	☐	☐
4. Approve a non-binding advisory vote on Angi Inc.'s 2023 executive compensation.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV44101-P10658NOTE: Such other business as may properly come beforethe meeting or any adjournment thereof.6. Ratification of the appointment of Ernst & Young LLP asAngi Inc.'s independent registered public accountingfirm for the 2024 fiscal year.2. Approve the amended and restated Angi Inc.’s 2017Stock and Annual Incentive Plan.4. Approve a non-binding advisory vote on Angi Inc.'s2023 executive compensation.5. Vote on the frequency of future advisoryvotes on executive compensation.! ! !ForAllWithholdAllFor AllExceptFor Against AbstainANGI INC. To withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.ANGI INC.3601 WALNUT STREET, SUITE 700DENVER, COLORADO 8020501) Angela R. Hicks Bowman02) Thomas R. Evans03) Alesia J. Haas04) Christopher Halpin05) Kendall Handler06) Sandra Buchanan Hurse07) Jeffrey W. Kip08) Joseph Levin09) Jeremy Philips10) Thomas Pickett11) Glenn H. Schiffman12) Mark Stein13) Suzy Welch1. Election of DirectorsNominees:The Board of Directors recommends you vote FORthe following:The Board of Directors recommends you vote FORproposals 2, 3, 4, and 6, and 3 Years on proposal 5:3. Approve an amendment to the Company's Certificateof Incorporation to reflect new Delaware lawprovisions regarding officer exculpation.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title assuch. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnershipname by authorized officer.For Against AbstainFor Against AbstainFor Against Abstain! ! !! ! !! ! !1 Year 2 Years 3 Years Abstain! ! ! !! ! !VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card inhand when you access the web site and follow the instructions to obtain your records and tocreate an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/ANGI2024You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time the day before the meeting date. Have your proxy card in hand when you calland then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V44102-P10658ANGI INC.Annual Meeting of StockholdersJune 12, 2024 9:30 AM Eastern TimeThis proxy is solicited by the Board of DirectorsThe undersigned stockholder of Angi Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 2, 2024, and hereby appoints each of Shannon Shaw and Tanya M. Stanich, as proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Angi Inc. to be held on June 12, 2024, at 9:30 a.m. Eastern Time, live via the Internet at www.virtualshareholdermeeting.com/ANGI2024, and at any related adjournments or postponements, and to vote all shares of Class A Common Stock and Class B Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR” EACH OF THE PROPOSALS LISTED (OR OTHERWISE CONSISTENT WITH THE BOARD'S RECOMMENDATION), AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING.Continued and to be signed on reverse side